SECOND AMENDED AND RESTATED LOAN AGREEMENT


              SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), dated as of October 28, 1994 by and between THE HARTFORD STEAM COMPANY, a Connecticut corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, N.A. (formerly known as The Connecticut National Bank, the "Bank"), a national banking association.
                                    BACKGROUND

              A. The Company and the Bank entered into a Loan Agreement dated as of March 1, 1983, as amended by Amendment Agreement dated as of March 15, 1986, as further amended by Amendment Agreement dated as of June 15, 1986, as further amended by Amendment Agreement dated as of August 15, 1986, as further amended by Amendment Agreement dated as of August 15, 1989, amended and as amended and restated by the Amended and Restated Loan Agreement dated as of January 9, 1990 and as amended as of September 30, 1991 by the Sixth Amendment to Loan Agreement and as amended by the Amendment to Amended and Restated Loan Agreement dated as of September 28, 1994 (as heretofore amended and amended and restated, the "Loan Agreement"), pursuant to which the Bank has agreed to extend financial accommodations to the Company.

              B. The Company and the Bank desire to amend the Loan Agreement to (i) extend the Commitment Expiration Date to September 29, 1997, (ii) reduce the Bank's Commitment (as hereinafter defined) to $5,000,000, (iii) reflect that the loan made by the Bank to the Company on September 30, 1983 in the original principal amount of $4,500,000 is no longer outstanding, and
   (iv) make certain modifications to the Loan Agreement.

              NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree that the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                               TERMS AND CONDITIONS

   SECTION 1. THE LOANS

              1.1   The Revolving Loan.
                  -------------------

              Subject to the terms and conditions hereof, the Bank agrees to advance funds to the Company (the "Revolving Loan") during the period beginning on March 1, 1983 and ending (and including) September 29, 1997 (the "Commitment Expiration Date"), at such times and in such amounts as the Company shall request, up to but not exceeding Five Million Dollars $5,000,000 in aggregate principal amount outstanding at any one time (the "Bank's Commitment"). Within such limit and subject to the terms and conditions hereof, the Company may borrow, prepay and borrow again under this Section 1.1; PROVIDED, HOWEVER, that no Portion of the Revolving Loan may be prepaid during any Interest Period in which a rate of interest based upon the LIBOR Rate, the CD Rate or the Money Market Rate is in effect with respect to such Portion, except upon the final day of the applicable Interest Period. Each borrowing under this Section 1.1 to which the LIBOR Rate, the CD Rate or the Money Market Rate is applicable shall be in a principal amount of $500,000 or a multiple of $50,000 in excess thereof. All borrowings pursuant to which the Base Rate is applicable shall be in a principal amount of at least $50,000 or any integral multiple thereof. All principal and interest accrued on the Revolving Loan shall be finally due and payable on September 30, 1997. The following provisions shall apply to the Revolving Loan:

                    (a) RATE OF INTEREST:  NOTE.  The Revolving Loan and the
              other loans (collectively, the "Loans") made pursuant to this Agreement shall be evidenced by a Promissory Note in the form set forth in Exhibit A hereto (the "Note") payable to the order of the Bank. Each advance under the Revolving Loan shall bear interest at a rate per annum equal to the Revolving Loan Interest Rate applicable to such advance determined in accordance with
              Section 1.4. Interest on the outstanding principal amount of the Revolving Loan shall be payable in arrears beginning on the final day of the month next succeeding the date on which the first advance under the Revolving Loan is made and on the final day of each month thereafter, PROVIDED that, if and so long as an Event of Default exists, all principal of and (to the extent allowed by law) overdue interest on the Revolving Loan shall bear interest at a rate per annum equal to two percentage points above the interest rate which would otherwise be in effect with respect thereto.

                    (b) COMMITMENT FEE.  So long as the Bank is obligated to
              make advances hereunder, the Company shall pay to the Bank on the final day of each December, March, June and September (each a "Commitment Fee Payment Date"), commencing December 31, 1994, a commitment fee equal to the product of (a) one-fifth (1/5) of one percent MULTIPLIED BY (b) the difference between the Bank's Commitment and the average daily outstanding principal balance of the Revolving Loan during the three month period immediately preceding such Commitment Fee Payment Date (or with respect to the December 31, 1994 Commitment Fee Payment Date for the period beginning September 29 and ending on December 31, 1994. At any time upon three (3) days' written notice to the Bank, the Company may terminate any unutilized portion of the Bank's Commitment, and the commitment fee will thereupon cease to accrue on the amount so terminated. Any portion of the Bank's Commitment so terminated shall not thereafter be subject to borrowing by the Company hereunder.

                    (c) MANNER OF BORROWING.  The Company shall give the Bank
              telephonic notice (to be confirmed in writing on such date by facsimile transmission) of each borrowing specifying the amount of each advance, Interest Period and Interest Rate of the Revolving Loan (i) not later than noon on the date of such borrowing if the Portion of the Revolving Loan is to bear interest at the Base Rate and (ii) not later than noon on the second Business Day preceding the date of such borrowing if the Portion of the Revolving Loan is to bear interest at the CD Rate, LIBOR Rate or Money Market Rate. Unless otherwise agreed, the Bank shall make the proceeds of each borrowing available to the Company in immediately available funds.

                    (d) PREPAYMENTS.  The Company shall have the right, at any time and from time to time, upon not less than two (2) business days' written or telephonic notice to the Bank, to prepay any Portion of the Revolving Loan, in whole or in part, without penalty or premium, provided that (i) interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date, (ii) each partial prepayment of the Revolving Loan shall be in the amount of $50,000 or a multiple thereof or such lesser amount as shall prepay in full such outstanding Portion, and (iii) no prepayment of a Portion of the Revolving Loan shall be allowed if a rate of interest based upon either of the LIBOR Rate, the CD Rate or the Money Market Rate is in effect with respect to such Portion, except upon the final day of the applicable Interest Period.



              1.2.  1990 Term Loan.
                   --------------

              On January 9, 1990, the Company became indebted to the Bank in respect of a term loan (the "1990 Term Loan") in the original principal amount of Five Million Dollars ($5,000,000). The following provisions have applied and shall continue to apply to the 1990 Term Loan:

                    (a) RATE OF INTEREST.  The 1990 Term Loan has borne and
              will bear interest on the unpaid principal balance thereof from January 9, 1990 at a fixed rate per annum equal to 10.72% payable quarterly in arrears on the final day of each March, June, September and December, PROVIDED that if and for so long as an Event of Default exists, all outstanding principal of and (to the extent allowed by law) overdue interest on the 1990 Term Loan shall bear interest at a rate equal to 12.72% per annum.
              Interest shall be computed on the basis of a 360 day year of twelve 30-day months.

                    (b) REQUIRED PRINCIPAL PAYMENTS:  MATURITY DATE.  The
              principal amount of the 1990 Term Loan is payable in Thirty-Two
              (32) equal quarterly installments of One Hundred Fifty-Six
              Thousand Two Hundred Fifty Dollars ($156,250) each, such payments having commenced on the final day of March, 1990, and continuing on the final day of each of March, June, September and December through and including the final day of December, 1997. The 1990 Term Loan will mature and all amounts in respect thereof shall be finally due and payable on December 31,1997. The outstanding




              principal amount of the 1990 Term Loan as of September 29, 1994 is Two Million One Hundred Eighty-Seven Thousand Five Hundred Dollars ($2,187,500).

                    (c) OPTIONAL PREPAYMENT.  The Company may, upon notice as
              set forth in Section 1.8 hereof, prepay the 1990 Term Loan, in whole but not in part, at any time together with (i) a prepayment premium in an amount equal to the Make Whole Amount at such time and (ii) interest on the principal amount then being prepaid accrued to the prepayment date.

                    (d) NOTE.  The Note shall evidence the 1990 Term Loan as
              well as the Revolving Loan.


              1.3   Selection of Applicable Interest Rate for Revolving
                    ---------------------------------------------------
                    Loan.
                    ----

              Anything in this Agreement to the contrary notwithstanding, the Company shall not have the right to select a rate of interest based upon the LIBOR Rate or the CD Rate or request any additional advances under the Revolving Loan at any time that a Default or an Event of Default exists.

              Not less than two (2) Business Days prior to each advance under the Revolving Loan, the Company shall select the rate of interest to be initially applicable to such advance, which rate shall be the Base Rate, the Money Market Rate, the LIBOR Rate or the CD Rate plus, in each case, the Applicable Margin. Thereafter, with respect to any Portion of the Revolving Loan, the Company shall have the right on any Determination Date relating to such Portion to select whether the Interest Rate with respect to such Portion (or any part thereof which is at least equal to $500,000 plus an integral multiple of $50,000 in excess thereof with respect to any Portion to which the Money Market Rate, the LIBOR Rate or the CD Rate is applicable, and at least equal to $50,000 or any integral multiple thereof with respect to any Portion to which the Base Rate is applicable) shall be determined with reference to the Base Rate, the Money Market Rate, the LIBOR Rate or the CD Rate, plus in such case, the Applicable Margin. All such selections shall be made by telephonic notice (to be confirmed in writing on the same day by facsimile transmission as hereinafter provided) by the Company to the Bank of its selection of the applicable interest rate and the duration of the Interest Period for which such rate shall be effective. Each such selection shall become effective on the second Business Day following such Determination Date.

              The Company's right to select a rate of interest based upon the LIBOR Rate, the CD Rate or the Money Market Rate and the duration of the Interest Period therefor shall be subject to the initial paragraph of this

   Section 1.4 and to the availability of such rate and/or Interest Period to the Bank, as determined by the Bank in its reasonable discretion. If at any time the Company shall select a rate or an Interest Period which is not available to the Bank, the Bank shall notify the Company of such fact, and the Company shall have the option of selecting a rate and Interest Period which is so available.

              The telephonic quotation from the Bank to the Company on the applicable Determination Date of the LIBOR Rate, the CD Rate or the Money Market Rate, as the case may be, shall be conclusive as to the LIBOR Rate, the CD Rate or the Money Market Rate, as the case may be, hereunder for such Interest Period.

              The Company shall, from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for any increased costs incurred by the Bank in connection with the Bank's acquisition of funds loaned hereunder at a rate based on the LIBOR Rate, the CD Rate or the Money Market Rate, provided that such increased costs shall have resulted from (i) the introduction of or a change (including, without limitation, a change by way of imposition or increase of reserve requirements) in or in the interpretation of a law or regulation, or (ii) the compliance by the Bank with a guideline or request from a central bank or other governmental authority (whether or not having the force of law). The Company shall to the extent permitted by law pay such increased costs to the Bank upon demand, together with interest thereon from the date of demand at the Base Rate. A certificate as to the amount of any such loss, expense and/or increased costs prepared by the Bank and submitted to the Company shall be conclusive as to the matters therein set forth, and the Loan shall not be deemed to have been paid and/or satisfied in full until all such additional amounts provided for hereunder shall have been paid.

              1.4   Recording of Advance and Payment.
                    --------------------------------

              The date and amount of each advance made by the Bank pursuant to the terms hereof shall be recorded on the Bank's internal data control systems. Each payment of principal or interest shall be evidenced by an entry made by the Bank in the Bank's internal data control systems showing the date and the amount of such payment and the resulting outstanding balance of the Loans. The aggregate unpaid principal amount of the Loans set forth on the most recent data control systems printout of the Bank shall be conclusive absent manifest error of the principal sum then owing and unpaid on the Loans.

              1.5   Expense; Capital Adequacy; Taxes.
                    --------------------------------

                    (a) EXPENSES.  Whether or not an advance is made pursuant
              to this Agreement, the Company (promptly, and in any event within thirty (30) days of receiving any invoice or statement therefor) will pay all expenses relating to the transactions contemplated by this Agreement, including but not limited to:

                    (1)   the cost of reproducing this Agreement and the Note;
                    (2) the fees and disbursements of the Bank's special counsel;
                    (3)   the Bank's out-of-pocket expenses;
                    (4) all expenses relating to any amendments, waivers or consents pursuant to the provisions hereof.

                    (b) CAPITAL ADEQUACY.  If after January 9, 1990, the Bank
              shall have determined that compliance with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies generally, or any change therein (including without limitation any change according to a prescribed schedule of increasing requirements, whether or not in effect or known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive regarding capital adequacy of banks or bank holding companies generally (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital with respect to Loans made hereunder to a level below that which the Bank could have achieved but for such change or compliance (taking into consideration the Bank's polices with respect to capital adequacy immediately before such change or compliance and assuming that its capital was fully utilized prior to such change or compliance) by any amount deemed by the Bank to be material, then, within 30 days after demand, the Company shall pay to the Bank such additional amounts as shall be sufficient to compensate the Bank for such reduced return together with interest on each such amount from the date demanded until payment in full thereof at the Base Rate. A certificate of an officer of the Bank setting forth the amount to be paid to it pursuant to this paragraph shall, in the absence of manifest error, be conclusive, and at the request of the Company, the Bank shall calculate the basis for such determination. The Bank agrees that if, after the payment by the Company of any such additional amount for the account of the Bank, any part thereof is subsequently recovered by the Bank, the Bank shall promptly reimburse the Company to the extent of the amount so recovered.

                    The Bank will use its best efforts to inform the Company of any events affecting capital adequacy occurring after January 9, 1990, which will require payments to be made under this Section
              1.6 promptly after it becomes aware of such event, but the failure of the Bank to inform the Company shall not affect any of the obligations of the Company hereunder.

                    (c) TAXES. All payments made by the Company under the
              Financing Documents shall be made free and clear of, and without reduction for or on account of, any Taxes required by law to be withheld from any amounts payable under the Financing Documents. In the event that the Company is prohibited by law from making payments hereunder free of deductions or withholdings, then the Company shall pay such additional amounts to the Bank, as may be necessary in order that the actual amounts received by the Bank in respect of interest and any other amounts payable hereunder or under the Note after such deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount which would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding can be reduced or nullified as a result of the application of any relevant double taxation convention, the Bank will, at the expense of the Company, cooperate with the Company in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided, however, that the Bank shall have no obligation to engage in litigation with respect thereto. If the Company shall make any payments under this paragraph or shall make any deductions or withholdings from amounts paid hereunder, the Company shall forthwith forward to the Bank original or certified copies of official receipts or other evidence acceptable to the Bank establishing such payment. If payments to the Bank hereunder are or become subject to any withholding, it shall (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to such
              Bank) designate a different office or branch to which payments are to be made under the Financing Documents from that initially selected by the Bank, if such designation would avoid such withholding and will not be otherwise disadvantageous to the Bank. In the event that the Bank receives a refund or credit for taxes paid by the Company under this paragraph, it shall promptly notify the Company of such fact and shall remit to the Company the amount of such refund or credit applicable to the payments made by the Company to the Bank under this paragraph.

                    (d) SURVIVAL.  The obligations of the Company under this
              Section 1.5 shall survive the payment or prepayment of the Loan and the termination of this Agreement.

              1.6   Notice of Optional Prepayment.
                    -----------------------------

              The Company shall give notice of any optional prepayment of the 1990 Term Loan not less than fifteen (15) nor more than thirty (30) days before the date fixed for prepayment. Such notice shall be in writing and shall specify the Loan or Loans being prepaid, the date of prepayment, and the applicable Make-Whole Amount and accrued interest payable with respect to such prepayment. Notice of prepayment having been so given, the Loan or Loans specified in such notice, together with Make-Whole Amount and accrued interest thereon, shall become due and payable on the specified prepayment date.


   SECTION 2.  WARRANTIES, REPRESENTATIONS AND COVENANTS

              The Company warrants, represents and covenants to the Bank that as of October 28, 1994:

              2.1   Subsidiaries.
                    ------------

              Exhibit B to this Agreement correctly and completely states (a) the name of each of the Company's Subsidiaries and Affiliates and the nature of the affiliation and (b) the names of all holders of any legal or beneficial interest in the capital stock of the Company, the nature and extent of each such interest and the number of authorized shares of capital stock of each and every class of the Company.

              2.2   Corporate Organization and Authority.
                    ------------------------------------

   The Company

                    (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut;

                    (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted; and

                    (c) is not qualified or authorized to do business as a foreign corporation in any jurisdiction inasmuch as the character of its properties and the nature of its activities makes such qualification and authorization unnecessary.

              2.3   Business, Property, Indebtedness, Liens.
                    ---------------------------------------

              Exhibit B correctly describes the general nature of the business and principal Properties of the Company and correctly lists all of its Debt and all Liens (other than Permitted Liens) upon any Property of the Company.


              2.4   Financial Statements.
                    --------------------

                    (a) The balance sheet of the Company as of September 30, 1993 and the related statements of income, earned surplus and changes in financial position for the fiscal year ended on such date and the balance sheet of the Company dated as of June 30, 1994 and the related statements of income, earned surplus and changes in financial position for the nine (9) months then ended, copies of which have been delivered to the Bank, have been prepared in accordance with generally accepted accounting principles and present in an accurate, complete and fair manner the financial position of the Company as of such dates and the results of its operations for such periods.

                    (b) Since September 30, 1993, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company which individually or in the aggregate has been materially adverse.

              2.5   Full Disclosure.
                    ---------------

              The financial statements referred to in Section 2.4 do not nor does this Agreement or any written statement furnished by or on behalf of the Company to the Bank in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to the Bank in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement.

              2.6   Pending Litigation.
                    ------------------

              Except as set forth in Exhibit C, there are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal. None of the matters set forth on such Exhibit C either individually or in the aggregate could reasonably be expected to have a materially adverse impact on the financial prospects of the Company or its properties. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

              2.7   Title to Properties.
                    -------------------

              The Company has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4, free from all liens other than Permitted liens.

              2.8   Patents, Trademarks, Franchises, Agreements. etc.
                    ------------------------------------------------

              The Company owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights or others, in each case free of all liens other than Permitted liens.

              2.9   Borrowing Is Legal and Authorized.
                    ---------------------------------

              The borrowing of the principal amount of the Loans and the execution and delivery by the Company of this Agreement and the other Financing Documents and compliance by the Company with all of the provisions of this Agreement and the other Financing Documents:

                    (a)   are within the corporate powers of the Company;

                    (b) have been duly authorized by all necessary corporate action; and

                    (c) are legal, do not and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or, except as contemplated by the Financing Documents, result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company is a party or by which it or any of its Property may be bound.

              2.10  No Defaults.
                    -----------

              No event has occurred and no condition exists which upon the Closing would constitute a Default or an Event of Default. The Company is not in violation of any term of its charter or bylaws. The Company is not in violation of any material provision of any agreement to which it is a party or by which it or any of its Property is bound.

              2.11  Government Consent.
                    ------------------

              Neither the nature of the Company or of its business or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the transactions contemplated by this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (including the State of Connecticut Department of Public Utility Control) on the part of the Company or CNG as a condition to the execution and delivery of this Agreement or any other Financing Document or the borrowing of the principal amount of the Loans.

              2.12  Taxes.
                    -----

                    (a) RETURNS FILED: TAXES PAID. All tax returns required to be filed by the Company in any jurisdiction have in fact been filed, and all Taxes upon the Company, or upon any of its Properties, income or franchises, which are due and payable have been paid. The Company knows of no proposed additional tax assessment against it.

                    (b) BOOK PROVISIONS ADEQUATE. The provisions for taxes on the books of the Company are adequate for all open years, and for its current fiscal period. The amount of the reserve for federal income taxes reflected in the balance sheet of the Company as of September 30, 1993 is adequate for such federal income taxes, if any, as may be payable by the Company for all fiscal years through September 30, 1993.

              2.13  Use of Proceeds.
                    ---------------

              The Company will apply the proceeds of the Loans (less expenses relating thereto) to the repayment of outstanding Debt, to capital expenditures and to working capital. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the Loans) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter ll. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation U, including margin securities originally issued by it. None of the proceeds of the Loans will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

              2.14  Compliance with Law.
                    -------------------

              The Company

                    (a) is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and

                    (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain could reasonably be expected, either individually or in the aggregate, to materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company.


              2.15  Restrictions on Company
                    -----------------------

              The Company is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely does or could affect the business of the Company. The Company is not a party to any contract or agreement which restricts its right or ability to incur Debt, other than this Agreement. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 5.5.

              2.16  ERISA.
                    -----

                    (a) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS.
              The present value of all benefits vested under all "employee pension benefit plans" (as such term is defined in Section 3 of ERISA) from time to time maintained by the Company (individually, a "Pension Plan" and collectively, the "Pension Plans"), did not, as of September 30, 1993, exceed the value of the assets of the Pension Plans allocable to such vested benefits.

                    (b) PROHIBITED TRANSACTIONS.  No "employee benefit plan"
              (as such term is defined in Section 3 of ERISA) from time to time maintained by the Company (individually, a "Plan" and collectively, the "Plans") or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA.

                    (c) REPORTABLE EVENTS.  No Pension Plan or trust created
              thereunder has been terminated, and there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA.

                    (d) ACCUMULATED FUNDING DEFICIENCY.  No Pension Plan or
              trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

   SECTION 3.  GENERAL CLOSING CONDITIONS

              The Bank's obligation to execute this Agreement on the Closing Date shall be subject to the following conditions precedent:

              3.1   Note.
                    ----

              The Company shall have executed and delivered the Note, in the form of Exhibit A hereto, to the Bank.

              3.2   Opinion of Counsel.
                    ------------------

              The Bank shall have received from, Murtha, Cullina, Richter & Pinney, counsel for the Company, a closing opinion, dated such date, in form and substance satisfactory to the Bank and its counsel.

              3.3   Warranties and Representations True: No Prohibited
                    --------------------------------------------------
                    Action.
                    ------

                    (a) WARRANTIES AND REPRESENTATION TRUE. The warranties and representations contained in Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

                    (b) NO PROHIBITED ACTION. The Company shall not have taken any action or permit any condition to exist which would have been prohibited by Section 5.4 through Section 5.8, inclusive, had such Sections been binding and effective at all times during the period from January 1, 1983 to and including the Closing Date.

              3.4   Compliance with This Agreement.
                    ------------------------------

              The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the Closing.

              3.5   Officers' Certificate.
                    ---------------------

              The Bank shall have received a certificate dated the Closing Date and signed by the President or a Vice-President and the Chief Financial Officer of the Company, to the effect and substantially in the form of Exhibit D to this Agreement certifying that the conditions specified in Sections 3.3 and 3.4 have been fulfilled; and a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, to the effect and substantially in the form of Exhibit E to this Agreement, with respect to all corporate matters.

              3.6   Proceedings Satisfactory.
                    ------------------------

              All proceedings taken in connection with the transactions contemplated by this Agreement and all documents and papers relating to the transactions contemplated by this Agreement shall be satisfactory to the Bank and its special counsel. The Bank and its special counsel shall have received copies of such documents and papers as the Bank or they may request in connection therewith, all in form and substance satisfactory to the Bank and the Bank's special counsel.

              3.7   Mortgage of Real Estate: Title Insurance.
                    ----------------------------------------

                    (a) MORTGAGES OF REAL ESTATE. The Company shall have executed and delivered to the Bank a mortgage deed covering the HSC Real Estate in form and substance satisfactory to the Bank (together with all amendments thereto up to but not including the date hereof, the "HSC Mortgage") and an amendment to the HSC Mortgage (the "HSC Mortgage Amendment") to the effect and substantially in the form set forth in Exhibit F hereto. ENI shall have executed and delivered to the Bank a mortgage deed covering the ENI Real Estate in form and substance satisfactory to the Bank (together with all amendments thereto up to but not including the date hereof, the "ENI Mortgage") and an amendment to the ENI Mortgage (the "ENI Mortgage Amendment") to the effect and substantially in the form set forth in Exhibit G hereto.
              Each of the HSC Mortgage, the HSC Mortgage Amendment, the ENI Mortgage and ENI Mortgage Amendment shall have been duly recorded in all places necessary to constitute said documents as valid first mortgage Liens on the properties purported to be subject thereto, subject only to such exceptions, Liens and encumbrances as are expressly permitted thereby.

                    (b) TITLE INSURANCE. The Company shall have delivered to the Bank an endorsement ("Endorsement") to the Title Policy which endorsement shall (i) amend the effective date of the Title Policy to the date and time of recordation of the HSC Mortgage Amendment and the ENI Mortgage Amendment, (ii) insure the Bank's interest as mortgagee under the HSC Mortgage as so amended and the ENI Mortgage as so amended, in the aggregate amount of $10,000,000 (or such lesser amount as may be satisfactory to the Bank), and (iii) list no additional items on Schedule B to the Title Policy except as may be specifically agreed to by the Bank.


              3.8   Security Agreement.
                    ------------------

              The Company shall have duly executed and delivered to the Bank
   (i) a security agreement (the "Security Agreement") in form and substance satisfactory to the Bank, (ii) a collateral assignment of service contracts (the "Collateral Assignment") in form and substance satisfactory to the Bank, and (iii) an amendment to security agreement and collateral assignment (the "Amendment to Security Agreement and Collateral Assignment") to the effect and substantially in the form set forth in Exhibit H hereto. Each of the Security Agreement, Collateral Assignment and Amendment to Security Agreement and Collateral Assignment shall be in full force and effect and shall grant to the Bank security interests in the collateral covered thereby, and at the Closing the Bank shall have received evidence satisfactory to it that such security interests are perfected, first security interests in such collateral. All filings of Uniform Commercial Code financing statements, subordination agreements and other filings and actions necessary to perfect such security interests shall have been filed or taken and confirmation thereof received.

              3.9   Support Letter.
                    --------------

              CNG shall have executed and delivered to the Bank a Support Agreement (the "Support Agreement") to the effect and substantially in the form set forth in Exhibit I hereto.

              3.10  Assignment of Leases and Rentals.
                    --------------------------------

              ENI shall have executed and delivered to the Bank an assignment of leases and rentals (the "Assignment of Leases") in form and substance satisfactory to the Bank and an amended Assignment of Leases (the "Amended Assignment of Leases") to the effect and substantially in the form of Exhibit J hereto. Each of the Assignment of Leases and the Amended Assignment of Leases shall be in full force and effect and shall grant to the Bank security interests in the collateral covered thereby, and at the Closing the Bank shall have received evidence satisfactory to it that such security interests are perfected, first security interests in such collateral.

   SECTION 4.  CONDITIONS PRECEDENT TO FURTHER ADVANCES

              The Bank's obligation to make any future advances under the Revolving Loan shall be subject to the following conditions precedent.

              4.1   Warranties and Representations True.
                    -----------------------------------

              The warranties and representations contained in Section 2 hereof and in any document the form of which is appended hereto as an exhibit shall, except as affected by the transactions contemplated by this Agreement, be true in all material respects on the date of such proposed advance or proposed conversion, with the same effect as though made on and as of such date.

              4.2   Compliance with this Agreement.
                    ------------------------------

              The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with on or prior to the date of such proposed advance, and all of the documents required by any one or more of Sections 3.7, 3.8, 3.9, 3.10 or
   3.11 shall be in full force and effect.

              4.3   No Default or Event of Default.
                    ------------------------------

              No Default or Event of Default shall exist under this Agreement.

              4.4   Officers' Certificate.
                    ---------------------

              The Bank shall have received a certificate dated the date of such proposed future advances and signed by the President or a Vice President and the Chief Financial Officer of the Company certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

   SECTION 5.  COMPANY BUSINESS COVENANTS

              The Company covenants that on and after the date of this Agreement and for so long as (a) any part of the Loans shall remain outstanding, or (b) any portion of the Bank's Commitment shall be in effect:

              5.1   Payment of Taxes and Claims.
                    ---------------------------

              The Company and each Restricted Subsidiary will pay, before they become delinquent,

                    (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                    (b) all claims or demands of materialmen, mechanics, carriers warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property,

   PROVIDED that items of the foregoing description need not be paid if (i) they are being contested in good faith and by appropriate proceedings, (ii) adequate book reserves have been established with respect thereto, (iii) the owning company's title to, and its right to use, its Property is not materially adversely affected thereby, (iv) in the case of any item of the foregoing description involving in excess of $150,0O0, the appropriateness of the proceedings shall be supported by opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves shall be supported by an opinion of the independent accountants of the contesting company, and (v) in the case of any item of the foregoing description involving in excess of $150,000, the priority of the Bank's liens upon the assets of the contesting company is assured to the Bank's reasonable satisfaction.

              5.2   Maintenance of Properties and Corporate Existence.
                    -------------------------------------------------

              The Company and each Restricted Subsidiary will:

                    (a) PROPERTY - maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                    (b) INSURANCE - maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies, of such types (including, without limitation, worker's compensation coverage, so-called "all risk" casualty coverage and larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations engaged in the same or a similar business and similarly situated.
              Without limiting the generally of the foregoing, the Company shall maintain (i) casualty insurance with respect to each item of Property in an amount sufficient to prevent the Company's being deemed a coinsurer with respect to such item of Property,
              (ii) casualty insurance with respect to all of its Property in an aggregate amount not less than the outstanding principal amount of the Loans, and (iii) public liability insurance against claims for personal injury and death in amounts not less than S25,000,000 per person and S25,000,000 per occurrence;

                    (c) FINANCIAL RECORDS - keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

                    (d) CORPORATE EXISTENCE, RIGHT AND FRANCISES - do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises', and
              (ii) to maintain each Restricted Subsidiary as a Restricted Subsidiary. Nothing in this Section 5.2(d) shall be deemed to prohibit a merger or consolidation permitted by Section 5.4; and

                    (e) COMPLIANCE WITH LAW - not be in violation of any law, ordinance or governmental rule and regulation to which it is subject and will not fail to obtain and maintain in effect any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain and maintain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

              5.3   Payment of Loans and Maintenance of Office.
                    ------------------------------------------

              The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Loans according to the terms hereof and will maintain an office in the State of Connecticut where notices, presentations and demands in respect of this


   Agreement may be made upon it. Such office shall be maintained at the address set forth in Section 9.1 until such time as the Company shall notify the Bank of a change of location of such office within such State.

              5.4   Sale of Assets; Merger.
                    ----------------------

                    (a) SALE OF ASSETS. Neither the Company nor any Restricted Subsidiary will, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, any of its assets.

                    (b) MERGER AND CONSOLIDATION. Neither the Company nor any Restricted Subsidiary will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Restricted Subsidiary may consolidate with or merge into the Company or another Restricted Subsidiary); PROVIDED that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation, if:

                    (1) the corporation which results from such merger or consolidation (the "surviving corporation") is organized under the laws of the United States or a jurisdiction thereof;

                    (2) the due and punctual payment of the principal of and interest on the Loans, and the due and punctual performance and observance of all the covenants in this Agreement and the Financing Documents to be performed or observed by the Company, are expressly assumed in writing by the surviving corporation;

                    (3) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist; and

                    (4) immediately after the consummation of the transaction, and any giving effect thereto, CNG would continue to own, directly or indirectly, 100% of the outstanding capital stock of the surviving corporation; and

                    (5) CNG affirms in writing its obligations under its Support Agreement

              5.5   Liens and Encumbrances.
                    ----------------------

              Neither the Company nor any Restricted Subsidiary will
              (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to any Lien, except:

                    (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED the payment thereto is not at the time required by Section 5.1;

                    (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or
              (ii) to secure the performance of letters of audit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                    (c) attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                    (d) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar time exceptions or encumbrances affecting real Property; PROVIDED, that they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the Company's business;

                    (e) Liens or rights of setoff by the Bank or the right of setoff by banks which have extended credit to the Company in compliance with Section 5.12 hereof;

                    (f)   Liens contemplated by this Agreement; and

                    (g)   Purchase Money Mortgages.

              5.6   Net Worth.
                    ---------

              (a) MAINTENANCE. The Company shall maintain its Net Worth at not less than $9,000,000.

              (b) DEBT TO NET WORTH RATIO. At no time shall the Company permit the ratio of Indebtedness to Net Worth to exceed 3:1 on a consolidated basis at the end of any fiscal quarter.

              5.7   Transactions with Affiliates.
                    ----------------------------

              Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arms-length transaction with a Person not an Affiliate; PROVIDED, HOWEVER, that nothing in this Section 5.7 shall prevent the Company or a Restricted Subsidiary from paying its allocation of ordinary business expenses as allocated in good faith to the Company or such Subsidiary on an intercompany basis.

              5.8   Intent Coverage Ratio.
                    ---------------------

              (a) COVERAGE. The Company will not permit the ratio of EBIT to Interest Expense to be less than 2:1 on a consolidated basis for any twelve month period ending on the final day of any fiscal quarter of the Company.

              5.9   Limitations upon Restricted Subsidiaries.
                    ----------------------------------------

                    (a) INDEBTEDNESS. No Restricted Subsidiary shall incur or have outstanding any Current Debt or Adjusted Funded Debt, or issue or have outstanding any preferred stock, except indebtedness or preferred stock owned and held by the Company or another Restricted Subsidiary.

                    (b) LEASE OBLIGATIONS. No Restricted Subsidiary will be or become liable as lessee under any lease, except leases with respect to which the Company or another Restricted Subsidiary is lessor.

                    (c) GUARANTIES. No Restricted Subsidiary will be or become liable in respect of any Guaranty.

              5.10  Investments.
                    -----------

              Neither the Company nor any Restricted Subsidiary will make or authorize any Restricted Investment.

              5.11  Same Line of Business.
                    ---------------------

              Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result thereof, the business of the Company and its Restricted Subsidiaries, taken as a whole, would not be substantially the same as the business of the Company on the date hereof. For purposes of this Section 5.11, the business of the Company and its Restricted Subsidiaries shall not be considered to be substantially the same as the business of the Company on the date hereof unless at least 90% of the assets of the Company and its Restricted Subsidiaries are assets of the type utilized by the Company in its business on the date hereof, and at least 90% of the gross revenues of the Company and its Restricted Subsidiaries are derived from the distribution of steam and chilled water to customers for heating and cooling.

              5.12  Indebtedness.
                    ------------

              The Company will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

              (a)   Indebtedness under the Financing Documents;

              (b) unsecured Indebtedness incurred in the ordinary course of business (including open accounts (not more than 90 days past due) extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding the Indebtedness incurred through the borrowing of money or contingent liabilities);

              (c) Indebtedness secured by Liens permitted under Section 5.5. in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; and

              (d)   Indebtedness in an aggregate principal amount not to exceed
   (i) $4,000,000 outstanding at any time owing to Bank of Boston Connecticut or any other bank pursuant to an unsecured revolving credit agreement and $5,000,000 to Fleet Bank or any other bank pursuant to an unsecured revolving credit agreement to be entered into by the Borrower.

   SECTION 6.  INFORMATION AS TO COMPANY

              6.1   Financial and Business Information.
                    ----------------------------------

              So long as any portion of the Bank's Commitment or any portion of the Loans remains outstanding the Company will deliver to the Bank:

              (a) QUARTERLY STATEMENTS - as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, two copies of:

              (1) a consolidated balance sheet of the Company and its consolidated subsidiaries and of the Company and its Restricted Subsidiaries, as at the end of such quarter, and

              (2) consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated subsidiaries and of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, prepared in accordance with generally accepted accounting principles consistently applied (or containing an explanation of the effect of any change in accounting principles upon such statement) and setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by the Chairman, President, Chief Financial Officer or Vice President of the Company;

                    (b) ANNUAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter two copies of:,

              (1) a consolidated and consolidating balance sheet of the Company and its consolidated subsidiaries and of the Company and its Restricted Subsidiaries, as at the end of such year, and

              (2) consolidated and consolidating statements of income, retained earnings and changes in financial position of the Company and its consolidated subsidiaries and of the Company and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial condition of the Company, and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                    (c) OPINION OF INDEPENDENT ACCOUNTANTS AND COUNSEL - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of all opinions of independent accountants and counsel required pursuant to this Section 6.1;

                    (d) SEC AND OTHER REPORTS - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by the Company or any Subsidiary in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency;

                    (e) ERISA - within ten (10) days after becoming aware of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or the Department of Labor, as the case may be, with respect thereto;

                    (f) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly (and in any event within two (2) business days) after any Officer of the Company becomes aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto;

                    (g) NOTICE OF CLAIMED DEFAULT - promptly (and in any event within two (2) business days) after any Officer of the Company or CNG becomes aware that the holder of any evidence of indebtedness or other Security or liability of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or Event of Default and what action the Company is taking or proposes to take with respect thereto;

                    (h) CNG FINANCIAL STATEMENTS - annual audited financial statements of CNG and its consolidated subsidiaries; and

                    (i) REQUESTED INFORMATION - with reasonable promptness, such other data and information as the Bank may from time to time reasonably request.

              6.2   Officers' Certificates.
                    ----------------------

              Each set of financial statements delivered to the Bank pursuant to Section 6.1(a) or 6.1(b) will be accompanied by a certificate signed by the Chairman, President, Vice President or Chief Financial Officer of the Company setting forth:

                    (a) COVENANT COMPLIANCE - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 5.4 through 5.11, inclusive, during the period covered by the income statement then being furnished; and

                    (b) EVENT OF DEFAULT - that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

              6.3   Accountants' Certificates.
                    -------------------------

              Each set of annual financial statements delivered pursuant to
   Section 6.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their and, such accountants have become aware of any condition or event which constitutes a Default or an Event of Default, and, if any such Condition or event then exists, specifying the nature and period of existence thereof.

              6.4   Inspection.
                    ----------

              The Company will permit the Bank, while any principal amount of the Loans or the Bank's Commitment remains outstanding, at the Bank's expense, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all its books or account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

   SECTION 7.  EVENTS OF DEFAULT

              7.1   Nature of Events.
                    ----------------

                    An "Event of Default" shall exist if any of the following
              occurs and is continuing:

                    (a) PAYMENTS ON THE LOANS - the Company fails to make any payment of principal, premium (including any Make-Whole Amount), if any, or interest on any of the Loans within five (5) days of the date such payment is due;

                    (b) PARTICULAR COVENANT DEFAULTS - the Company or any Restricted Subsidiary fails to perform or observe any covenant contained in Sections 5.2 through 5.11, inclusive, or in Section 6.1(f) or Section 6.1(g);

                    (c) OTHER DEFAULTS the Company or any Subsidiary fails to comply with any other provision of this Agreement, and such failure continues for more than thirty (30) days after such failure shall first become known to any Officer of the Company or CNG;

                    (d) WARRANTIES OR REPRESENTATIONS - any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or misleading in any material respect when made or furnished;

                    (e) DEFAULT ON INDEBTEDNESS OR OTHER SECURITY - the Company or any Restricted Subsidiary fails to make any payment due on any indebtedness or other Security or any event shall occur or any condition shall exist in respect of any indebtedness or other Security of the Company or any Restricted Subsidiary, or under any agreement securing or relating to such indebtedness or other Security, the effect of which is (i) to cause (or permit any holder of such indebtedness or other Security or a trustee to cause) such indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any Security (other than common stock of the Company) to elect a majority of the directors on the Board of Directors of the Company or any Restricted Subsidiary;

                    (f) INVOLUNTARY BANKRUPTCY PROCEEDINGS - a receiver, conservator, liquidator or trustee of the Company or any Restricted Subsidiary or of all or any of the Property of the Company or any Restricted Subsidiary is appointed by court order and such order remains in effect for more than sixty (60) days; an order for relief (or an equivalent thereto) is entered with respect to the Company or any Restricted Subsidiary; any Property of the Company or any Restricted Subsidiary is sequestered by court order and such order remains in effect for more than sixty
              (60) days; or a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

                    (g) VOLUNTARY PETITIONS - the Company or any Restricted Subsidiary files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                    (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETS. - the Company or any Restricted Subsidiary makes an assignment to the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, liquidator or trustee of the Company or such Restricted Subsidiary or of all or any part of their respective Property;

                    (i) CERTAIN ACTIONS - the Company shall dissolve or liquidate or be dissolved or liquidated, or cease to exist;

                    (j) UNDISCHARGED FINAL JUDGMENTS - final judgment or judgments for the payment of money aggregating in excess of $150,000 is or are outstanding against one or more of the Company and its Restricted Subsidiaries and any one of such judgments has been outstanding for more than sixty (60) days from the date of its entry and has not been discharged in full or stayed; or

                    (k) DEFAULT IN FINANCIAL DOCUMENTS - an event of default (as therein defined) shall exist under any of the Financing Documents.

              7.2   Default Remedies.
                    ----------------

                    (a) ACCELERATION. If an Event of Default exists, the Bank may exercise any right, power or remedy permitted to the Bank by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire outstanding principal and all interest accrued on the Loans to be, and such amounts together with all other amounts owing to the Bank hereunder (specifically including, without limitation, (i) the amount of all losses and expenses incurred by the Bank by reason of the liquidation or reemployment of funds acquired by the Bank to fund or maintain the Revolving Loan or any Portion thereof, and (ii) with respect to the 1990 Term Loan, the Make-Whole Amounts at such time), shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company will forthwith pay to the Bank all of said amounts.

                    (b) NONWAIVER AND EXPENSES. No course of dealing on the part of the Bank nor any delay or failure on the part of the Bank to exercise any right shall operate as a waiver of such right or otherwise prejudice the Bank's rights, powers and remedies. If the Company fails to pay when due the principal of, premium, if any, or interest on the Loans, or if the Company or any Subsidiary fails to comply with any other provision of this Agreement, the Company will pay to the Bank, to the extent permitted by law, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorneys fees, incurred by the Bank in collecting any sums due on the Loans or in otherwise enforcing any of its rights hereunder or under any of the other Financing Documents.

   SECTION 8.  INTERPRETATION OF THIS AGREEMENT

              8.1   Terms Defined.
                    -------------

              As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement following such term:

              ADJUSTED FUNDED DEBT - with respect to any Person, means without duplication

                    (1) its liabilities for borrowed money, other than Current
              Debt;

                    (2) liabilities secured by any Lien existing on Property
              owned by such Person (whether or not such liabilities have been assumed) other than Current Debt;

                    (3) the present value of all payments due under any lease
              or under any other arrangement for retention of title (discounted at the implicit rate, if known or 8% per annum otherwise) if such lease or other arrangement is in substance (a) a financing lease (including any lease (i) under which the lessee has or will have an option to purchase the Property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such Property at the date of such purchase, (ii) with respect to which the lessor has filed a financing statement signed by the Company as debtor, (iii) if the present value of all rental and other fixed payments due under such lease is equal to or exceeds 90% of the remainder of (x) the fair value of the Property subject thereto minus (y) the amount of any related investment tax audit retained by the lessor under the lease, or
              (iv) the term of which approximates or exceeds 75% of the reasonably estimated economic life of the Property subject thereto), (b) an arrangement for the retention of title for security purposes, or (c) an installment purchase;

                    (4)   its liabilities under Guaranties; and

                    (5) any other obligations (other than deferred taxes) which are required by generally accepted accounting principles to be shown as liabilities on its balance sheet and which are payable or remain unpaid more than one year from the creation thereof.

              AFFILIATE - a Person other than a Restricted Subsidiary (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (2) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (3) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              APPLICABLE MARGIN - in respect of any Portion of the Revolving Loan bearing interest based upon (a) the Base Rate, 0%, (b) the LIBOR Rate, 0.50%, (c) the CD Rate, 0.625%, and (d) the Money Market Rate, 0.50%.

              BANK'S COMMITMENT - Section 1.1.

              BASE RATE - the "base rate" announced from time to time by the Bank; interest at the Base Rate shall be computed on the basis of a 360-day year and actual days elapsed.

              BUSINESS DAY --

                    (a) with respect to the LIBOR Rate, means a day on which dealings are carried on in the London interbank market and banks are not required or authorized to close in London, England, and

                    (b) with respect to the Base Rate or the CD Rate, means a day dealings are carried on in the New York interbank market and banks are not required or authorized to close in New York, New York.

              CD RATE - with respect to any Portion of the Revolving Loan, means the consensus bid rate (rounded up to the nearest whole multiple of 1/100 of 1% per annum if such consensus bid is not such a multiple) on New York certificate of deposit dealers of recognized standing for the purchase in New York City at face value of certificates of deposit of the Bank in amounts approximately equal to such Portion and with a maturity equal to the Interest Period selected by the Company with respect to such Portion, INCREASED to give effect to all applicable reserve requirements and amounts payable to the Federal Deposit Insurance Corporation; such consensus bid rate shall be determined by the Bank as of 9:00 a.m. New York City time two business days before the first day of any applicable Interest Period. Interest at the CD Rate shall be computed on the basis of a 360 day year and actual days elapsed.

              CLOSING - The Closing of the Revolving Loan.

              CLOSING DATE - October 28, 1994 or such other date as may be agreed upon by the Company and the Bank.

              CNG - Connecticut Natural Gas Corporation, a Connecticut corporation, or its successors.

              COLLATERAL ASSIGNMENT - Section 3.8.

              COLLATERAL ASSIGNMENT OF LEASES - Section 3.10.

              COMMITMENT EXPIRATION DATE - Section 1.1.

              COMPANY - The Hartford Steam Company, a Connecticut corporation.

              CREDIT REFERENCE RATE - at any time with respect to any Loan being prepaid as a result of (i) an optional prepayment or (ii) the existence of an Event of Default means the rate of interest per annum equal to the yield to maturity of the United States Treasury Security having a constant maturity most closely approximating the Weighted Average Life to Maturity of such Loan, PROVIDED that if there shall be more than one such United States Treasury Security, the Credit Reference Rate shall be equal to the average of the yields to maturity (expressed as a rate per annum) of such United States Treasury Securities. For purposes of this definition,

   "United States Treasury Security" means, at any time, each of the United States Treasury notes, bonds, three (3) month bills, six (6) month bills and one (1) year bills having the constant maturities and yields to maturity as set forth in the then most recently published Federal Reserve Board Statistical Release, provided (A) if, for any particular constant maturity set forth in such Federal Reserve Board Statistical Release, more than one date is associated therewith for which a yield to maturity is set forth, then the yield to maturity for the most recent date associated with such maturity shall be used for purposes of determining the Credit Reference Rate, and (B) if, for any particular constant maturity and the most recent date associated therewith that is set forth in such Federal Reserve Board Statistical Release, more than one yield to maturity is set forth therein, then the average yield associated with such constant maturity and such date shall be used for purposes of determining the Credit Reference Rate.

              DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

              DETERMINATION DATE - with respect to a Portion of the Revolving Loan, means a date on which the Company shall have the right to select a rate of interest based upon the Base Rate, the LIBOR Rate, the Money Market Rate or the CD Rate as the applicable interest rate in respect thereof, which date shall be:

                    (a) if at the time the Base Rate or Money Market Rate is to be selected, any Business Day, and

                    (b) if at the time a rate based upon the LIBOR Rate or the CD Rate is to be selected, a Business Day which is two Business Days prior to the expiration of an Interest Period.

              EBIT or EARNINGS BEFORE INTEREST AND TAXES - the income of the Company for the relevant period net of all operating expenses but without deduction for (i) interest charges or expense, (ii) amortization of intangibles, and (iii) income taxes (whether Federal, State or local), all as shown on the financial statements of the Company for such period and calculated in accordance with generally accepted accounting principles consistently applied for financial reporting purposes.

              ENI - Energy Networks, Inc., a Connecticut corporation.

              ENI MORTGAGE - that certain Open-End Mortgage and Security Agreement from Energy Networks, Inc. to the Bank dated as of March 1, 1989 and recorded April 5, 1989 in the City of Hartford land records in Volume 2916 at page 24, as the same may be amended from time to time.

              ENI REAL ESTATE - the real property described in Schedule A to the ENI Mortgage.

              ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time.

              EVENT OF DEFAULT - Section 7.1.

              FINANCING DOCUMENTS - this Agreement, the Note, the HSC Mortgage the ENI Mortgage, the Collateral Assignment, the Collateral Assignment of Leases, the Security Agreement, the Support Agreement, and the Subordination Agreement, as the same has been or shall be amended, restated, modified, extended, substituted, renewed or replaced from time to time hereafter.

              GOVERNMENTAL AUTHORITY - any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

              GUARANTY - with respect to any Person shall mean all obligations of such Person guarantying or in effect guarantying any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

                    (1) to purchase such indebtedness or obligation or any
              Property or assets constituting security therefor;

                    (2) to advance or supply funds

                          (i) for the purchase or payment of such indebtedness
                    or obligation, or

                          (ii) to maintain working capital or other balance
                    sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                    (3) to lease Property or to purchase Securities or other
              Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the primary obligor's ability to make payment of the indebtedness or obligation; or

                    (4) otherwise to assure the owner of the indebtedness or
              obligation of the primary obligor against loss in respect thereof.

              HSC MORTGAGE - that certain Open End Mortgage and Security Agreement dated March 23, 1983, from the Company to the Bank, and recorded in the land records of the City of Hartford in Volume 2047 at page 228, as the same may be amended from time to time.

              HSC REAL ESTATE - the real property described in Schedule A to the HSC Mortgage.

              INDEBTEDNESS - for any Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, as obligor, guarantor or otherwise, or which is evidenced by any bond, debenture, note or other instrument of such Person,
   (b) obligations of such Person under financing leases, (c) any obligations of such Person in respect of letters of credit, acceptances, interest rate swap agreements, interest rate cap agreements, or similar obligations issued or created for the account of such Person, and (d) any other obligations of such Person which are treated as indebtedness in accordance with generally accepted accounting principles.

              INTEREST EXPENSE - interest paid or accrued during the relevant period on or in connection with Indebtedness.

              INTEREST PERIOD - with respect to a Portion of the Revolving Loan, means a period during which a rate of interest based upon the LIBOR Rate, the CD Rate or the Money Market Rate is in effect, PROVIDED, HOWEVER, that (a) no such period shall be less than 30 days nor more than 360 days,
   (b) each such period must be a multiple of 30 days, (c) no such period shall extend beyond the Commitment Expiration Date, (d) each such period shall commence (i) on the date of any advance under the Revolving Loan, or (ii) two Business Days after the applicable Determination Date, and (e) if any such period ends on a day other than a Business Day, such period shall be extended to the next succeeding Business Day unless such succeeding Business Day falls within the next calendar month, in which event such period shall end on the immediately preceding Business Day.

              LIBOR RATE - with respect to a Portion of the Revolving Loan means the London Interbank Offering Rate (as available to the Bank for US Dollar deposits of amounts in immediately available funds comparable to the principal amount of such Portion and with maturities comparable to the Interest Period selected by the Company with respect to Such Portion) increased to give effect to all applicable reserve requirements (including, without limitation, any marginal, emergency supplemental, special, or other reserve) in respect of Eurocurrency or Eurodollar funding, lending or liabilities, as such terms may be defined in any law, regulation or order imposing such reserve requirement. Interest at the LIBOR Rate shall be computed on the basis of a 360 day year and actual days elapsed.

              LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a lien.

              LOANS - at any time, means the outstanding loans made to the Company by the Bank pursuant to this Agreement.

              MAKE-WHOLE AMOUNT - at any time means the greater of

              (a) zero (0) or

              (b) the remainder of

                          (i) the present value determined using a discount
              rate equal to the Credit Reference Rate at such time) of the then remaining scheduled payments of principal and interest with respect to the Loan being paid or prepaid;

              MINUS
              -----

                          (ii) the aggregate principal amount so prepaid.

              MONEY MARKET RATE - the per annum rate of interest determined from time to time by the Bank in its sole discretion with reference to money market rates as and if offered. Interest at the Money Market Rate shall be computed on the basis of a 360 day year and actual days elapsed.

              NET WORTH - the sum of the capital stock, capital surplus and earned surplus of the Company and its Subsidiaries calculated on a consolidated basis, but excluding in such calculation (i) goodwill, contracts not to compete and all other intangible assets determined in accordance with the generally accepted accounting principles consistently applied; (ii) all write-ups in the book value of any asset; and (iii) treasury stock.

              1990 TERM LOAN - Section 1.2.

              NOTE - Section 1.1(a).

              O'BRIEN - Hartford Cogeneration Limited Partnership (formerly known as O'Brien (Hartford) Cogeneration Limited Partnership, a Delaware limited partnership).

              O'BRIEN LEASE - that certain lease between O'Brien and ENI, dated as of March 1,1989, covering all or a portion of the ENI Real Estate.

              OFFICER - shall mean (i) with respect to the Company, the President, any Vice President, the Chief Financial Officer and the Secretary, and (ii) with respect to Connecticut Natural Gas Corporation, the Chairman, President and Chief Executive Officer, Senior Vice President-Chief Financial Officer, Vice President-General Counsel and Secretary, any other Vice President, the Treasurer and the Assistant Treasurer.

              PENSION PLANS - Section 2.16.

              PERMITTED LIENS - Liens permitted by Section 5.5.

              PERSON - an individual, partnership, corporation, trust, unincorporated organization, government, governmental agency or governmental subdivision.

              PLAN - Section 2.16.

              PORTION - a portion of the principal amount of the Revolving Loan with respect to which (i) a particular rate of interest and Interest Period is applicable or (ii) the Base Rate is applicable.

              PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

              PURCHASE MONEY MORTGAGE - a Lien held by any Person (whether or not the Seller of such assets) on fixed assets (other than assets acquired to replace, repair, upgrade or alter assets owned by the Company on the date of this Agreement) acquired or constructed by the Company after the date of this Agreement, which lien secures all or a portion of the related purchase price or construction costs of such assets, PROVIDED THAT, in each such case, such Lien does not extend to any other asset of the Company or any Restricted Subsidiary.

              REMAINING DOLLAR-YEARS - with respect to any indebtedness for borrowed money means the amount obtained by

                    (a) multiplying the amount of each then remaining sinking
              fund, serial maturity or other required repayment, or redemption, including repayment at final maturity or final mandatory redemption, by the number of years (calculated at the nearest one-twelfth) which shall elapse between the date of proposed prepayment and the date of that required repayment or redemption, and

                    (b) totaling all the products obtained in (a).


              RESTRICTED INVESTMENTS - all investments, made in cash or by delivery of Property to the Company and its Restricted Subsidiaries (x) in any Person, whether by acquired of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or
   (y) in any Property (items (x) and (y) herein called "Investments"), except the following:

                    (1) Property to be used in the ordinary course of business of the Company as described in Section 2.3;

                    (2) current assets arising from the sale of goods and
              services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                    (3) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; and

                    (4) investments in one or more Restricted Subsidiaries or
              any corporation which concurrently with such investment becomes a Restricted Subsidiary.

              Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

              RESTRICTED SUBSIDIARY - any Subsidiary,

                    (1 ) organized under the laws of the United States, Puerto
              Rico or Canada or a jurisdiction thereof,

                    (2) which conducts substantially all of its business and
              has substantially all of its Property within the United States, Puerto Rico and Canada,

                    (3) one hundred percent (100%) of all stock and equity
              Securities of which is legally and beneficially owned by the Company and its other Restricted Subsidiaries, and

                    (4) which has guarantied the Loans and has secured its
              guaranty by granting and creating in the Bank's favor liens upon and security interests in all its assets pursuant to mortgages and security agreements in form and substance acceptable to the Bank, except an Unrestricted Subsidiary.

              REVOLVING LOAN - Section 1.1.

              REVOLVING LOAN INTEREST RATE - with respect to a Portion of the Revolving Loan means, (A) during any period ending on or prior to September 30, 1989, a rate equal to (i) the Base Rate, (ii) three-quarters (3/4) of one percentage point over the LIBOR Rate, or (iii) seven-eighths (7/8) of one percentage point over the CD Rate, and (B) during any period commencing on or after October 1, 1989, and prior to September 30, 1994, a rate equal to (i) one-quarter (1/4) of one percentage point over the Base Rate, (ii) one percentage point over the LIBOR Rate, or (iii) one and one-eighth (1-1/8) percentage points over the CD Rate, and on or after October 1, 1994, a rate equal to (i) the Base Rate plus the Applicable Margin, (ii) the CD Rate plus the Applicable Margin, (iii) the LIBOR Rate plus the Applicable Margin, or (iv) the Money Market Rate plus the Applicable Margin, in each case as designated by the Company in the manner set forth in Section 1.4, and such case as designation is permitted or if no such designation shall have been made, the Base Rate plus the Applicable Margin.

              SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

              SECURITY AGREEMENT - Section 3.8.

              SUBORDINATION AGREEMENT - Section 3.11.

              SUBSIDIATY - a corporation of which the Company owns, directly or indirectly, more than 50% of the Voting Stock.

              SUPPORT AGREEMENT - the letter agreement of CNG to the effect and substantially in the form of Exhibit I to this Agreement as such agreement may be amended, substituted or replaced from time to time.

              TAXES - any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority.

              TITLE POLICY - that certain Title Insurance Policy Number 82-80-07833 issued by Lawyers Title Insurance Corporation together with all endorsements thereto up to but not including the date hereof.

              UNRESTRICTED SUBSIDIARY - means (i) any Subsidiary which does not meet each and every requirement contained in numbered clauses (1), (2), (3) and (4) of the definition of the term "Restricted Subsidiary" or (ii) any

   Subsidiary acquired after March 1, 1983 (which acquisition shall constitute the making of a Restricted Investment) which is designated, upon acquisition, as an Unrestricted Subsidiary. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary. No Unrestricted Subsidiary may be designated as a Restricted Subsidiary subsequently to its first being acquired by the Company or another Restricted Subsidiary.

              VOTING STOCK - common stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

              WEIGHTED AVERAGE LIFE TO MATURITY - with respect to any indebtedness for borrowed money means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such indebtedness by the then outstanding principal amount of such indebtedness.

              8.2   Accounting Principles.
                    ---------------------

              Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

              8.3   Directly or Indirectly.
                    ----------------------

              Where any provision of this Agreement prohibits a Person from taking an action such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

              8.4   Governing Law.
                    -------------

   This Agreement and the Note shall be governed by, and construed and enforced in accordance with, Connecticut law.

              8.5   Section Heading and Construction.
                    --------------------------------

              The titles of the Sections appear as a matter of convenience only and shall not affect the construction hereof. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants.

   SECTION 9.  MISCELLANEOUS

              9.1   Notices.
                    -------

                    (a) METHOD: ADDRESSES. All communications under or in connection with this Agreement shall be in writing, shall be personally delivered or deposited into the United States mail (first class, registered or certified mail, return receipt requested), postage prepaid, and shall be addressed,

                          (1)   if to the Bank, to:
                                One Federal Street
                                Boston, Massachusetts 02110
                                Attention: Resources and Utilities Group

   or to such other address as the Bank shall have furnished to the Company in writing, or

                          (2)   if to the Company, to:
                                60 Columbus Boulevard
                                P.O.  Box 1500
                                Hartford, Connecticut 06144-1500
                                Attention:  Julie Lou
                                            Director of Accounting and
                                            Financial Services

                          With a copy to:
                                100 Columbus Boulevard
                                Hartford, Connecticut 06103
                                Attention: James P. Bolduc, Treasurer

              or to such other address as the Company shall have furnished to the Bank in writing.

                    (b) WHEN GIVEN.  Any notice so addressed and mailed by
              registered or certified mail (return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

              9.2   Reproduction of Documents.
                    -------------------------

              This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Bank at the closing of the Loans (except the Note), and (c) financial statements, certificates and other information previously or hereafter furnished to the Bank, may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and the Bank may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Bank in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


              9.3   Indemnity.
                    ---------

                    The Company agrees to indemnify and hold harmless the Bank and its affiliates, directors, officers, employees, attorneys and agents (each an "INDEMNIFIED PERSON") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Company in any document or schedule executed or filed with the SEC or any other Governmental Authority by or on behalf of the Company; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Company or its agents relating to the use of the proceeds of any or all borrowings made by the Company which are alleged to be in violation of Section 2.13, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Company or any Restricted Subsidiary of all or a portion of the stock, or all or a portion of the assets, of any Person whether or not such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Company to each Indemnified Person hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Commitment and the payment of all indebtedness of the Company hereunder and under the other Financing Documents, provided that the Company shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

              9.4   Waiver of Trial by Jury.
                    -----------------------

              THE BANK AND THE COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK OR COUNSEL TO THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE COMPANY ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

              9.5   Set-off.
                    -------

              In addition to any rights and remedies of the Bank provided by law, upon the occurrence of an Event of Default and accelerat ion of the obligations owing in connection with this Agreement, or at any time upon the occurrence and during the continuance of an Event of Default under Section 7.1(a), the Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to the Bank, any amount owing from the Bank to the Company, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Bank against the Company or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

              9.6   Survival.
                    --------

              All warranties, representation and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Bank and shall survive the making of the Loans, regardless of any investigation made by the Bank or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder.

              9.7   Successors and Assigns.
                    ----------------------

              This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of the holders, from time to time, of the Note and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by the Bank or its successor or assign.

              9.8   Amendment and Waiver.
                    --------------------

                    (a) REQUIREMENTS.  This Agreement may be amended and the
              observance of any term of this Agreement may be waived with (and only with) the written consent of the Bank.

                    (b) EFFECT.  No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived, or impair any right consequent thereon.




              9.9   Duplicate Original.
                    ------------------

              Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      THE HARTFORD STEAM COMPANY


                             By:
                                        Name:
                                         Its:





                                     SHAWMUT BANK CONNECTICUT, N.A.



                             By:
                                        Name: Thomas L. Rose
                                         Its:  Vice President


   Consented and Agreed to:

   ENERGY NETWORKS, INC.


   By:
              Name:
               Its:

                                                                       EXHIBIT A
   PROMISSORY NOTE

   $ 10,000,000                                             Boston, MA
                                                            October 28, 1994


              FOR VALUE RECEIVED, THE HARTFORD STEAM COMPANY, (the "Company") promises to pay to Shawmut Bank Connecticut, N.A. (formerly The Connecticut National Bank, the "Bank"), or order, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount (the "Amount Advanced") of the loans (the "Loans") made by the Bank to the Company pursuant to a certain Second Amended and Restated Loan Agreement between the Bank and the Company, dated as of October 28, 1994 (as amended from time to time, the "Loan Agreement"), and to pay interest on the Amount Advanced at the times and at the rates per annum set forth in the Loan Agreement.

              The Company shall make all principal, interest and other payments called for by the Loan Agreement in accordance with the Loan Agreement. All such payments shall be made at the office of the Bank located at 777 Main Street, Hartford, Connecticut, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. The latest final maturity date of any Loan evidenced by this Note is December 31, 1997.

              The Company also agrees to pay all costs of collection associated with this Note, including the reasonable fees of the Bank's legal counsel, and all other amounts owing to the Bank pursuant to the Loan Agreement.

              This Note has been issued and is secured pursuant to the terms of the Loan Agreement and is entitled to the benefits thereof. As provided in the Loan Agreement, this Note is subject to prepayment under certain circumstances. The Company agrees to make required principal payments in accordance with the provisions of the Loan Agreement. Under certain circumstances as specified in the Loan Agreement, the principal amount of this Note together with accrued interest thereon may be declared due and payable with the effect provided in the Loan Agreement. The Loan Agreement further provides that the books and records of the Bank are conclusive evidence of amounts owing to the Bank absent manifest error of the Amount Advanced.

              The Company as maker of this Note, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under any homestead exemption law or any other exemption or insolvency law, and consents that the Bank may release, surrender, exchange or substitute any collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

              This Note and the Loan Agreement are governed by, and shall be construed and enforced in accordance with, Connecticut law.

              It being the intent of the Bank and the Company that the rate of interest and all other charges payable by the Company with respect to this Note and the Loans be lawful, it is agreed that in no contingency or event whatsoever, whether by reason of the making of the Loans or otherwise, shall the amount paid or agreed to be paid to the Bank with respect to this Note or the Loans for the use, forbearance or detention of money exceed the highest lawful rate or amount permissible under any laws which a court of competent jurisdiction may deem applicable hereto, and if any amount in excess of such highest lawful rate or amount shall have been paid, then such amount shall be applied to the unpaid principal amount of the Loans, or refunded if there does not then exist any outstanding principal amount.

              MAKER AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

              This Note is secured by real and personal property located in Hartford, Connecticut.

                                      THE HARTFORD STEAM COMPANY



                                      By:
                                          Its

                                                                    EXHIBIT B


   I. THE COMPANY'S AFFILIATES AND THE NATURE OF THEIR RESPECTIVE RELATIONSHIPS WITH THE COMPANY ARE AS FOLLOWS:

   Name of          Jurisdiction of         Nature of
   Affiliate        Incorporation           Affiliation
   ---------        ---------------         -----------

   CNG              Connecticut             Owns 100% of ENI

   ENI              Connecticut             Owns 100% of stock of
                                                  the Company, Symtec, Inc.
                                                  and Cost Containment, Inc.

   CNG Realty       Connecticut             CNG owns 100% of stock
   Corp.                                          of CNG Realty Corp.

   ENI              Connecticut             CNG owns 100% of stock
   Transmission                                   of CNG Transmission
   Company                                        Company

   Energy Networks
   Services, Inc.   Connecticut             To be owned 100% by ENI*



   *To be formed on or before December 31, 1994


   II. THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CAPITAL STOCK AND THE RESPECTIVE OWNERS THEREOF ARE AS FOLLOWS:

                          Number of Shares
   Class                  Authorized              Owner
   -----                  ----------------        -----

   Common                       2,000             ENI


   III.       DESCRIPTION OF BUSINESS

              The Company operates a heating and cooling plant to service the central business district of Hartford, Connecticut. The Company presently serves 51 buildings with steam and chilled water. Annual steam sales are approximately 400,000 M lbs., and annual chilled water sales are 1,100,000 daily tons.

EXHIBIT C

                                    LITIGATION

                                                                 Exhibit D
                           FORM OF OFFICERS' CERTIFICATE

                                  CERTIFICATE OF
                            THE HARTFORD STEAM COMPANY



              We, _________________ and _______________, each hereby certify that we are, respectively, the ________________ and the ____________ of The Hartford Steam Company (the "Company"), a Connecticut corporation, and that, as such, we are authorized to act and deliver this Certificate in the name and on behalf of the Company, and that:

              1. This certificate is being delivered pursuant to Section 3.5 of the Second Amended and Restated Loan Agreement dated as of October 28, 1994 between the Company and Shawmut Bank Connecticut, N.A. (formerly The Connecticut National Bank, the "Bank") (the "Amended Agreement") amending and restating the Company's Loan Agreement (as amended from time to time, the "Loan Agreement") with The Connecticut National Bank, dated as of March 1, 1983. The terms used in this Certificate and not denied herein shall have the respective meanings ascribed to them in the Amended Agreement.

              2. The warranties and representations contained in Section 2 of the Amended Agreement are (except as affected by transactions contemplated by the Amended Agreement) true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

              3. The Company has not taken any action or permitted any condition to exist which would have been prohibited by Section 5.4 through
   Section 5.8, inclusive, of the Amended Agreement, had such Sections been binding and effective at all time during the period from March 1, 1983 to and including the date hereof.

              4.  No Default or Event of Default has occurred.

              5. The Company has performed and complied with all agreements and conditions contained in the Amended Agreement which the Company is required to perform or comply with before or as of the date hereof.

              6. Reginald L. Babcock is the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Bank contemporaneously herewith is his/her genuine signature.

              IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company and under its corporate seal this 28th day of October, 1994.


                                            THE HARTFORD STEAM COMPANY




   [CORPORATE SEAL AFFIXED]                 By:
                                                 Its

                                     EXHIBIT E

                          FORM OF SECRETARY'S CERTIFICATE
                            THE HARTFORD STEAM COMPANY
                             CERTIFICATE OF SECRETARY

              I, _____________________________, hereby certify that:

              1. I am the duly elected, qualified and acting Secretary of The Hartford Steam Company, a Connecticut corporation (the "Company"), and as such have access to its corporate records and am familiar with the matters herein certified.

              2. Attached hereto as Attachment A is a true and correct copy of resolutions, adopted by the Board of Directors of the Company on _______, 1994, and such resolutions were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, having not been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

              3. Attached hereto as Attachment B is a true, correct and complete copy of the Certificate of Incorporation of the Company as in full force and effect on and as of the date hereof.

              4. Each of the following named persons is on and as of the date hereof, and at all times subsequent to _____________, 1994 has been, a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:

   Name                   Offices                       Signature
   ----                   -------                       ---------

   _________              President                     /s/__________________

   _________              Vice President-Finance        /s/__________________
                          and Treasurer

   _________              Secretary                     /s/__________________

              5. The signature appearing opposite the name of each such person set forth above is his genuine signature.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate seal of the Company this 28th day of October, 1994.


                                                        _____________________
                                                        Secretary

                                                                       EXHIBIT F

                       SIXTH AMENDMENT TO OPEN END MORTGAGE
                              AND SECURITY AGREEMENT


              THIS AMENDMENT TO OPEN END MORTGAGE AND SECURITY AGREEMENT (this "Amendment") by and between THE HARTFORD STEAM COMPANY, a Connecticut corporation (the "Mortgagor"), having a principal place of business at 60 Columbus Boulevard, Hartford, Connecticut, and SHAWMUT BANK CONNECTICUT, N.A., a national banking association (formerly The Connecticut National Bank, the "Mortgagee"), having a principal place of business at One Federal Street, Boston, Massachusetts.

              WHEREAS, the Mortgagor executed and delivered to the Mortgagee an Open End Mortgage and Security Agreement (as heretofore amended, the "Mortgage") dated March 23, 1983, with respect to certain real property located in the City of Hartford, County of Hartford, State of Connecticut, and recorded in the land records of the City of Hartford in Volume 2047 at page 228; as amended by an Amendment to Open End Mortgage and Security Agreement dated as of March 15, 1986 and recorded in said land records in Volume 2398 at page 184; and as further amended by an Amendment to Open End Mortgage and Security Agreement dated as of June 15, 1986 and recorded in said land records in Volume 2433 at page 327; and as further amended by Third Amendment to Open End Mortgage and Security Agreement dated as of August 15, 1986, and recorded in said land records in Volume 2463 at page 272; and partially released by a Partial Release of Mortgage dated as of March 1, 1989 and recorded on April 5, 1989 in Volume 2916 at page 15 of said land records; and as further amended by Fourth Amendment to Open End Mortgage and Security Agreement dated as of August 15,1989 and recorded in said land records in Volume 2974 at page 39; and as further amended by Fifth Amendment to Open End Mortgage and Security Agreement dated as of January 9, 1990 and recorded in said land records in Volume 3025 at page 240; and

              WHEREAS, the Mortgagor and the Mortgagee have entered into an Amended and Restated Loan Agreement, amending and restating the Loan Agreement dated as of March 1, 1983, as most recently amended by a Second Amended and Restated Loan Agreement dated as of October 28, 1994 between the Mortgagor and the Mortgagee and in connection therewith the Mortgator has delivered the related Promissory Note, as amended (the "Note"); and

              WHEREAS, the Mortgagor and the Mortgagee wish to modify the Mortgage to reflect said amendment to the Loan Agreement and to the Note which amendment, among other things, decreases the principal amount of the Note to $10,000,000 and extends the Bank's Commitment to make revolving loans thereunder to September 29, 1997.

              NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, the Mortgagor and the Mortgagee hereby agree as follows:

   1.         Amendment to the Mortgage.
              -------------------------

              (a) The first, second, third, fourth and fifth "WHEREAS" clauses which appear on page 2 and on page 3 of the Mortgage are hereby amended to read in full as follows:

              "WHEREAS, the Mortgagor and the Mortgagee have entered into a certain Loan Agreement dated as of March 1, 1983 (referred to herein, as it may be from time to time amended, restated, modified or supplemented, as the "Agreement"), and pursuant to the Agreement the Mortgagee has agreed to make upon certain terms and conditions therein stated, one or more loans (collectively, the "Loan") to the Mortgagor in the maximum principal amount of Ten Million Dollars ($10,000,000) outstanding at any one time, which is the full amount of the Loan authorized in the Agreement and in this Mortgage; and
              WHEREAS, the Agreement is a COMMERCIAL REVOLVING LOAN AGREEMENT pursuant to which, from time to time hereafter the Mortgagee may make revolving loan advances (the "Revolving Loan Advances") of up to $5,000,000 the Loan proceeds to the Mortgagor in varying amounts, and the Mortgagor from time to time hereafter may make repayment of all or part of the outstanding principal balance of the Loan, together with interest thereon as provided in the Agreement, provided however that the aggregate outstanding principal amount of all Revolving Loan Advances outstanding at any one time will not in the aggregate exceed $5,000,000 and the aggregate amount of the Loans (inclusive of the Revolving Loan Advances) outstanding at any one time will not exceed $10,000,000; and
              WHEREAS, the Mortgagor has executed and delivered to the Mortgagee the Mortgagor's Promissory Note (as amended from time to time, the "Note"), payable to the order of the Mortgagee, in the amount of $10,000,000, a copy of which is attached hereto as Schedule C and made a part hereof; and

                          WHEREAS, all principal of and interest accrued on
                    the Loan shall be finally due and payable not later than December 31, 1997; and

                          WHEREAS, this is an OPEN-END MORTGAGE and the
                    Mortgagee shall have all the rights, powers and protect-ion authorized and allowed by statute and applicable law for the holder of such a mortgage, subject only to such limitations as are imposed by law; and additional Revolving Loan Advances pursuant to the Agreement are specifically permitted to be made under this Mortgage and shall be secured by this Mortgage equally with, and with the same priority over the rights and liens of others as, the presently existing indebtedness of the Loan secured by this Mortgage; and"

                    (b) Schedule C to the Mortgage is hereby amended to read in full as set forth in Schedule C hereto.

              2.   Hazardous Materials.
                   -------------------

                    The following is added after Section 1.10:


                    1.11. HAZARDOUS MATERIALS. For purposes of this section the following terms shall have the following meanings:

              Governmental            The United States, the State of
              Authority(ies):         Connecticut, the municipality in which
                                      the Premises are located, and any
                                      political subdivision of any of them,
                                      and any agency, authority, department,
                                      commission, board, bureau or
                                      instrumentality of any of them having
                                      jurisdiction over the Loan Documents,
                                      the Premises or any construction
                                      thereon or the use thereof.

              Required                Any lease, easement, restriction,
              Approvals:              license, perrmit, approval,
                                      authorization, agreement, consent, or
                                      waiver required by law, ordinance, rule
                                      or regulation or otherwise necessary or
                                      desirable for the acquisition,
                                      construction, use, occupancy,
                                      maintenance, and operation of the
                                      Premises or Improvements whether
                                      obtained from any Governmental
                                      Authority or other party.

              Hazardous               Oil, hazardous materials, hazardous
              Materials:              wastes and hazardous substances as
                                      defined under the  Comprehensive
                                      Environmental Response, Compensation,
                                      and Liability Act, 42 U.S.C. Section
                                      9601, et seq., as amended, the Resource
                                      Conservation and Recovery Act of 1976,
                                      42 U.S.C. Section 6901 et. seq., as
                                      amended, and the regulations
                                      promulgated thereunder, and all
                                      applicable state and local laws, rules
                                      and regulations relating to hazardous
                                      substances, now existing or hereafter
                                      enacted.

              Superfund and           The laws, rules and regulations
              Hazardous               referred to in the definition of
              Waste Laws:             Hazardous Materials.


                    Mortgagor hereby represents, warrants and agrees with
              Mortgagee that:

                    (a) There are no Hazardous Materials on the Mortgaged Property except for contained non-friable asbestos in the Mortgaged Property and as set forth in Exhibit C to the Agreement and otherwise only to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations; and

                    (b) Mortgagor will comply in all material respects with, and supply satisfactory evidence of compliance with, all laws, ordinances, by-laws, rules and regulations including zoning, subdivision control, environmental and other land use control laws, all applicable building, health and sanitation laws, and all easements, restrictions, agreements and encumbrances affecting the Mortgaged Property. Mortgagor will obtain all Required Approvals and fulfill in all material respects the requirements of all Governmental Authorities. Mortgagor will comply in all material respects with the requirements of the Superfund and Hazardous Waste Laws.

                    (c) Mortgagor will not permit any occupant of the Mortgaged Property to use any part thereof for the use, generation, treatment, storage, or disposal of Hazardous Materials except to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations.

                    (d) Mortgagor will not permit any occupant of the Mortgaged Property to use any part thereof for the use, generation, treatment, storage, or disposal of Hazardous Materials except to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations.

              3.    Additional Defaults.
                    -------------------

                    The following is added to Article Two of the Mortgage:

                    (d) Any Hazardous Materials become present in or on the Mortgaged Property other than as set forth in Exhibit C to the Loan Agreement and those which are licensed and approved in accordance with all applicable laws and regulations;

                    (e) If at any time there is a discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Mortgaged Property in violation of the Superfund or Hazardous Waste Laws other than as set forth in Exhibit C to the Loan Agreement; and

                    (f) If at any time, the use, generation, treatment, storage or disposal of any Hazardous Materials on the Mortgaged Property is in violation of the Superfund and Hazardous Waste Laws other than as set forth in Exhibit C to the Loan Agreement.

              4.    Hazardous Materials Cleanup.
                    ---------------------------

                    The following is added after Section 4.09 of the
              Mortgage:

                    4.10  Hazardous Materials Cleanup
                          ---------------------------

                    So long as Mortgagor (a) promptly gives Mortgagee notice
              of the presence of any Hazardous Materials in or on the Mortgaged Property; (b) complies with any notice requirements imposed by any of the Superfund and Hazardous Waste Laws; (c) promptly commences to arrange for the cleanup of such Hazardous Materials and the containment of Hazardous Materials where there is a threat of release; (d) demonstrates to Mortgagee's satisfaction that Mortgagor has the financial resources to perform the cleanup and containment; and (e) diligently pursues the cleanup and containment to completion by using best efforts, Mortgagee agrees not to foreclose the Mortgage or accelerate payment under the Note, unless in Mortgagee's sole judgment the exercise of any such remedies is necessary to protect the security of the loan, or to protect Mortgagee from incurring liability under the Superfund and Hazardous Waste.

                    Whenever Mortgagee determines in good faith that a
              violation of the Superfund and Hazardous Waste Laws may have occurred, Mortgagee may at its election without notice and without regard to whether Mortgagor is in default:

                    (a)   Environmental Assessments
                          -------------------------

                          Cause not more than one environmental assessments of the Mortgaged Property to be undertaken per year. Environmental assessments may include detailed visual inspections including, without limitation, all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples, and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete assessment of the compliance of the Mortgaged Property and the use and operation thereof with all Superfund and Hazardous Waste Laws; and

                    (b)   Cure Environmental Defaults

                          Cure any failure on the part of Mortgagor or any occupant of the Mortgaged Property to comply with the Superfund and Hazardous Waste Laws after ten days' notice from the Mortgagee if within such ten-day period the Mortgagor has not cured such failure, including, without limitation the following:

                          (i) arrange for the cleanup and containment of those Hazardous Materials found in, on or near the Mortgaged Property which violate the Superfund and Hazardous Waste Laws, and pay for such cleanup and containment costs and costs associated therewith;

                        (ii) pay on behalf of Mortgagor or any occupant of the Mortgaged Property any fines or penalties imposed on Mortgagor or any occupant by any Governmental Authority in connection with such Hazardous Materials; and

                       (iii) make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the cleanup thereof, and prevent a lien from attaching to the Mortgaged Property.

                    Any partial exercise by Mortgagee of the above remedies
              or any partial undertaking on the part of Mortgagee to cure the failure of Mortgagor or any occupant of the Mortgaged Property to comply with the Superfund and Hazardous Waste Laws, shall not obligate Mortgagee to complete the actions taken or require Mortgagee to expend further sums to cure Mortgagor's or any such occupant's noncompliance. No exercise of any such remedies shall place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property, or make Mortgagee the "operator" of the Mortgaged Property within the meaning of the Superfund and Hazardous Waste Laws.

                    Any amounts paid or costs incurred by Mortgagee as a
              result of any of the above, together with interest thereon from the date of payment at a rate equal to two percent (2%) per annum above the rate then accruing under the Note shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to the Loan Amount and be secured by the Financing Documents with the same priority as the face amount of the Note. Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of Mortgagor or any occupant of the Mortgaged Property to seek reimbursement from any third parties, including, without limitation, a predecessor in interest to Mortgagor's title or a predecessor to the occupant's use of the Mortgaged Property, who may be a "responsible party" under the Superfund and Hazardous Waste Laws, in connection with the presence of such Hazardous Materials in, on or near the Mortgaged Property.

                    5. MORTGAGE NOT OTHERWISE AFFECTED. Except as provided for herein, the Mortgage shall remain unchanged and in full force and effect.

                    6. Defined Terms. All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Mortgage.

                    IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have
              executed this Amendment this 28th day of October, 1994.

              Signed, sealed and delivered           THE HARTFORD STEAM
                                                     COMPANY
              in the presence of:

              ___________________________            By: ____________________
                                                         Its
              ___________________________

                                                  SHAWMUT BANK CONNECTICUT, N.A.

              ___________________________            By: _______________________
                                                         Its
              ___________________________

          STATE OF CONNECTICUT       )                          October _, 1994
                                     ) ss. Hartford
          COUNTY OF HARTFORD         )

                Personally appeared _________________, the ______________ of The
        Hartford Steam Company, signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of The Hartford Steam Company.

                                              __________________________________
                                               Notary Public
                                             Commissioner of the Superior Court




        STATE OF CONNECTICUT       )                          October _, 1994
                                   ) ss. Hartford
        COUNTY OF HARTFORD         )

          Personally appeared _________________, the ______________ of Shawmut
        Bank Connecticut, N.A., signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of Shawmut Bank Connecticut, N.A.

                                              __________________________________
                                               Notary Public
                                            Commissioner of the Superior Court

                                                                      EXHIBIT G

                                 THIRD AMENDMENT TO OPEN END MORTGAGE
                                        AND SECURITY AGREEMENT


             THIS AMENDMENT TO OPEN END MORTGAGE AND SECURITY AGREEMENT (this "Amendment") by and between ENERGY NETWORKS, INC., a Connecticut corporation (the "Mortgagor"), having a principal place of business at 60 Columbus Boulevard, Hartford, Connecticut, and SHAWMUT BANK CONNECTICUT, N.A., a national banking association (formerly The Connecticut National Bank, the "Mortgagee"), having a principal place of business at One Federal Street, Boston, Massachusetts.

             WHEREAS, the Mortgagor executed and delivered to the Mortgagee an Open End Mortgage and Security Agreement (the "Mortgage") dated as of March 1, 1989, with respect to certain real property located in the City of Hartford, County of Hartford, State of Connecticut, which was recorded in the land records of the City of Hartford on April 5, 1989 in Volume 2916 at page 24; and executed and delivered to the Mortgagee an Amendment to Open End Mortgage and Security Agreement dated as of August 15, 1989, which was recorded in the land records of the City of Hartford on August 25, 1989 in Volume 2974 at page 33; and executed and delivered to the Mortgagee a Second Amendment to Open End Mortgage and Security Agreement dated as of January 9, 1990, which was recorded in said land records on January 9, 1990, in Volume 3025 at Page 246; and

             WHEREAS, the Mortgagee and The Hartford Steam Company have entered into an Amended and Restated Loan Agreement, amending the Loan Agreement dated as of March 1, 1983, as most recently amended by a Second Amended and Restated Loan Agreement dated as of October 28, 1994 between the Mortgagee and The Hartford Steam Company and the related Promissory Note, as amended (the "Note"); and

            WHEREAS, the Mortgagor and the Mortgagee wish to modify the Mortgage to reflect said amendment and restatement to said Loan Agreement and to the Note which amendment and restatement, among other things, decreases the principal amount of said Note to $10,000,000 and extends the Bank's Commitment to make revolving loans thereunder to September 29, 1997;

             NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, the Mortgagor and the Mortgagee hereby agree as follows:

                    1.  Amendment to the Mortgage.
                        -------------------------

            (a) The first, second, fourth, fifth and sixth "WHEREAS" clauses which appear on pages 4 through 6 of the Mortgage are hereby amended to read in full as follows:

                                "WHEREAS, The Hartford Steam Company ("HSC")
                          and the Mortgagee have entered into a certain Loan Agreement dated as of March 1, 1983 (referred to herein, as it may be from time to time amended, restated, modified or supplemented, as the "Agreement"), and pursuant to the Agreement the Mortgagee has agreed to make, upon certain terms and conditions therein stated, one or more loans (collectively, the "Loans") to HSC in the maximum principal amount of Ten Million Dollars ($10,000,000) outstanding at any one time, which is the full amount of the Loan authorized in the Agreement and in this Mortgage; and

                                WHEREAS, the Agreement is a COMMERCIAL
                          REVOLVING LOAN AGREEMENT pursuant to which, from time to time, the Mortgagee may make revolving loan advances (the "Revolving Loan Advances") of up to $5,000,000 of the Loan proceeds to HSC in varying amounts, and HSC from time to time may make repayment of all or part of the outstanding principal balance of the Loan, together with interest thereon as provided in the Agreement, provided however that the aggregate outstanding principal amount of all Revolving Loan Advances outstanding at any one time will not in the aggregate exceed $5,000,000 and the aggregate amount of the Loans (inclusive of the Revolving Loan Advances) outstanding at any one time will not exceed $10,000,000; and

                                WHEREAS, HSC has executed and delivered to
                          the Mortgagee HSC's Promissory Note (as amended from time to time, the "Note"), payable to the order of the Mortgagee, in the amount of$10,000,000 a copy of which is attached hereto as Schedule C and made a part hereof; and

                                WHEREAS, all principal of and interest
                          accrued on the Loan shall be finally due and payable not later than December 31, 1997; and

                    WHEREAS, this is an OPEN-END MORTGAGE and the Mortgagee
              shall have all the rights, powers and protection authorized and allowed by statute and applicable law for the holder of such a mortgage, and additional Revolving Loan Advances pursuant to the Agreement are specifically permitted to be made under this Mortgage and shall be secured by this Mortgage equally with, and with the same priority over the rights and liens of others as, the presently existing indebtedness of the Loan secured by this Mortgage; and"

             (b) Schedule C to the Mortgage is hereby amended to read in full as set forth in Schedule C hereto.

                    2. Hazardous Materials.
                       -------------------

                    The following is added after Section 1.10:


             1.11. HAZARDOUS MATERIALS. For purposes of this section the following terms shall have the following meanings:

      Governmental            The United States, the State of
      Authority(ies):         Connecticut, the municipality in which the
                              Premises are located, and any political
                              subdivision of any of them, and any agency, authority, department, commission, board, bureau or instrumentality of any of them having jurisdiction over the Loan Documents, the Premises or any construction thereon or the use thereof.

       Required                Any lease, easement, restriction, license,
       Approvals:              permit, approval, authorization, agreement,
                               consent, or waiver required by law, ordinance, rule or regulation or otherwise necessary or desirable for the acquisition, construction, use, occupancy, maintenance, and operation of the
                           Premises or Improvements whether obtained from any
                               Governmental Authority or other party.

      Hazardous               Oil, hazardous materials, hazardous wastes
      Materials:              and hazardous substances as defined under the
                              Comprehensive Environmental Response,
                              Compensation, and Liability Act, 42 U.S.C. Section
                              9601, et seq., as amended, the Resource
                              Conservation and Recovery Act of 1976, 42 U.S.C.
                              Section 6901 et. seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations relating to hazardous substances, now existing or hereafter enacted.

              Superfund and           The laws, rules and regulations referred
              Hazardous               to in the definition of Hazardous
              Waste Laws:             Materials.


             Mortgagor hereby represents, warrants and agrees with Mortgagee that:

             (a) There are no Hazardous Materials on the Mortgaged Property except for contained non-friable asbestos in the Mortgaged Property and as set forth in Exhibit C to the Agreement and otherwise only to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations; and

             (b) Mortgagor will comply in all material respects with, and supply satisfactory evidence of compliance with, all laws, ordinances, by-laws, rules and regulations including zoning, subdivision control, environmental and other land use control laws, all applicable building, health and sanitation laws, and all easements, restrictions, agreements and encumbrances affecting the Mortgaged Property. Mortgagor will obtain all Required Approvals and fulfill in all material respects the requirements of all Governmental Authorities. Mortgagor will comply in all material respects with the requirements of the Superfund and Hazardous Waste Laws.

             (c) Mortgagor will not permit any occupant of the Mortgaged Property to use any part thereof for the use, generation, treatment, storage, or disposal of Hazardous Materials except to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations.

             (d) Mortgagor will not permit any occupant of the Mortgaged Property to use any part thereof for the use, generation, treatment, storage, or disposal of Hazardous Materials except to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations.

       3.    Additional Defaults.
             -------------------

                    The following is added to Article Two of the Mortgage:

             (d) Any Hazardous Materials become present in or on the Mortgaged Property other than as set forth in Exhibit C to the Loan Agreement and those which are licensed and approved in accordance with all applicable laws and regulations;

             (e) If at any time there is a discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Mortgaged Property in violation of the Superfund or Hazardous Waste Laws other than as set forth in Exhibit C to the Loan Agreement; and

             (f) If at any time, the use, generation, treatment, storage or disposal of any Hazardous Materials on the Mortgaged Property is in violation of the Superfund and Hazardous Waste Laws other than as set forth in Exhibit C to the Loan Agreement.

              4.    Hazardous Materials Cleanup.
                    ---------------------------

                    The following is added after Section 4.09 of the Mortgage:

                    4.10  Hazardous Materials Cleanup
                          ---------------------------

            So long as Mortgagor (a) promptly gives Mortgagee notice of the presence of any Hazardous Materials in or on the Mortgaged Property; (b) complies with any notice requirements imposed by any of the Superfund and Hazardous Waste Laws; (c) promptly commences to arrange for the cleanup of such Hazardous Materials and the containment of Hazardous Materials where there is a threat of release; (d) demonstrates to Mortgagee's satisfaction that Mortgagor has the financial resources to perform the cleanup and containment; and (e) diligently pursues the cleanup and containment to completion by using best efforts, Mortgagee agrees not to foreclose the Mortgage or accelerate payment under the Note, unless in Mortgagee's sole judgment the exercise of any such remedies is necessary to protect the security of the loan, or to protect Mortgagee from incurring liability under the Superfund and Hazardous Waste.

            Whenever Mortgagee determines in good faith that a violation of the Superfund and Hazardous Waste Laws may have occurred, Mortgagee may at its election without notice and without regard to whether Mortgagor is in default:

                    (a)   Environmental Assessments
                          -------------------------

                  Cause not more than one environmental assessments of the Mortgaged Property to be undertaken per year. Environmental assessments may include detailed visual inspections including, without limitation, all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples, and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete assessment of the compliance of the Mortgaged Property and the use and operation thereof with all Superfund and Hazardous Waste Laws; and

                    (b)   Cure Environmental Defaults

                  Cure any failure on the part of Mortgagor or any occupant of the Mortgaged Property to comply with the Superfund and Hazardous Waste Laws after ten days' notice from the Mortgagee if within such ten-day period the Mortgagor has not cured such failure, including, without limitation the following:

                  (i) arrange for the cleanup and containment of those Hazardous Materials found in, on or near the Mortgaged Property which violate the Superfund and Hazardous Waste Laws, and pay for such cleanup and containment costs and costs associated therewith;

                (ii) pay on behalf of Mortgagor or any occupant of the Mortgaged Property any fines or penalties imposed on Mortgagor or any occupant by any Governmental Authority in connection with such Hazardous Materials; and

               (iii) make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the cleanup thereof, and prevent a lien from attaching to the Mortgaged Property.

            Any partial exercise by Mortgagee of the above remedies or any partial undertaking on the part of Mortgagee to cure the failure of Mortgagor or any occupant of the Mortgaged Property to comply with the Superfund and Hazardous Waste Laws, shall not obligate Mortgagee to complete the actions taken or require Mortgagee to expend further sums to cure Mortgagor's or any such occupant's noncompliance. No exercise of any such remedies shall place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property, or make Mortgagee the "operator" of the Mortgaged Property within the meaning of the Superfund and Hazardous Waste Laws.

            Any amounts paid or costs incurred by Mortgagee as a result of any of the above, together with interest thereon from the date of payment at a rate equal to two percent (2%) per annum above the rate then accruing under the Note shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to the Loan Amount and be secured by the Financing Documents with the same priority as the face amount of the Note. Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of Mortgagor or any occupant of the Mortgaged Property to seek reimbursement from any third parties, including, without limitation, a predecessor in interest to Mortgagor's title or a predecessor to the occupant's use of the Mortgaged Property, who may be a "responsible party" under the Superfund and Hazardous Waste Laws, in connection with the presence of such Hazardous Materials in, on or near the Mortgaged Property.

            5. MORTGAGE NOT OTHERWISE AFFECTED. Except and to the extent provided for herein, the Mortgage shall remain unchanged and in full force and effect.

            6. DEFINED TERMS. All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Mortgage.

            IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have executed this Amendment this __ day of October, 1994.

              Signed, sealed and delivered        ENERGY NETWORKS, INC.
              in the presence of:

          _________________________                 By ________________________
                                                           Its

          _________________________

                                                SHAWMUT BANK CONNECTICUT, N.A.


        _________________________                 By ________________________
                                                           Its

        _________________________

              STATE OF CONNECTICUT     )
                                       ) ss: Hartford     October__, 1994
              COUNTY OF HARTFORD       )

          Personally appeared,_______________, the _______________ of Energy
      Networks, Inc., signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of Energy Networks, Inc.


                                             __________________________________
                                              Notary Public
                                            Commissioner of the Superior Court


              STATE OF CONNECTICUT     )
                                       ) ss: Hartford     October __, 1994
              COUNTY OF HARTFORD       )

            Personally appeared,_______________, the _______________ of Shawmut
      Bank Connecticut, N.A., signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of Shawmut Bank Connecticut, N.A.


                                          __________________________________
                                               Notary Public
                                           Commissioner of the Superior Court

                                                                     EXHIBIT H


                              SECOND AMENDMENT TO SECURITY AGREEMENT AND
                              COLLATERAL ASSIGNMENT OF SERVICE CONTRACTS


            THIS AMENDMENT AGREEMENT, dated as of October, 1994, by and between THE HARTFORD STEAM COMPANY, (the "Debtor", a Connecticut Corporation, and SHAWMUT BANK CONNECTICUT, N.A. (formerly The Connecticut National Bank, the "Mortgagee"), a national banking association.

            WHEREAS, the Debtor and Mortgagee entered into a certain Loan Agreement, dated as of March 1,1983 (as amended, the "Loan Agreement") pursuant to which the Mortgagee agreed to make revolving loans to the Debtor of up to Eighteen Million Five Hundred Thousand Dollars ($18,500,000) in aggregate principal amount; and

            WHEREAS, as an inducement to enter and a condition of the Loan Agreement, the Debtor and Mortgagee entered into that certain Collateral Assignment of Services Contracts, dated as of March 1, 1983 (as heretofore amended, the "Assignment") and that certain Security Agreement, dated as of March 1, 1983, (as heretofore amended, the "Security Agreement"),as amended by Amendment to Security Agreement and Collateral Assignment of Service Contracts dated as of January 9, 1990, ("the Amendment to Security Agreement and Collateral Assignment of Service Contracts")

            WHEREAS, the Debtor and Mortgagee have entered into an Amended and Restated Loan Agreement (the "Amended Loan Agreement"), amending and restating the Loan Agreement, as amended by a Second Amended and Restated Loan Agreement,("the Second Amended and Restated Loan Agreement") dated as of October 28, 1994 and the Debtor issued to the Mortgagee the related Promissory Note, as amended (the "Note") to among other things, decrease the Revolving Loan from $9,000,000 to $5,000,000 and to extend the Bank's Commitment Date to September 29, 1997; and

            WHEREAS, the Debtor and Mortgagee wish to amend the Amendment to Security Agreement and Collateral Assignment of Service Contracts to reflect said Second Amended and Restated Loan Agreement;

            NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, the Debtor and the Mortgagee hereby agree to as follows:
            1.  Amendment to the Assignment.
                ---------------------------

                    The first WHEREAS clause of the Assignment shall read in its entirety as follows:

            "WHEREAS, Mortgagee has entered into a certain Loan Agreement (as amended from time to time, the "Loan Agreement") of even date herewith pursuant to which Mortgagee has agreed to lend to the Debtor up to $10,000,000 (the "Loan"); and"

                    2.  Amendment to the Security Agreement.
                        -----------------------------------

            The first WHEREAS clause of the Security Agreement shall read in its entirety as follows:

            "WHEREAS, Mortgagee has agreed to lend to Debtor up to $10,000,000 (the "Loan"); and"

            3.  Assignment and Security Agreement Not Otherwise Affected.
                --------------------------------------------------------
      Except and to the extent provided for herein, the Assignment and Security Agreement shall remain unchanged and in full force and effect.

                    4.  Defined Terms.
                        -------------
      All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement and the Assignment.

            IN WITNESS WHEREOF, the Debtor and the Mortgagee have executed this Amendment Agreement this ____ day of October, 1994.

      Signed, sealed and delivered in     THE HARTFORD STEAM COMPANY
              the presence of:

              _____________________________        By_________________________
                                                          Its
              _____________________________


                                                SHAWMUT BANK CONNECTICUT, N.A.

         ______________________________             By_________________________
                                                          Its
         ______________________________

              STATE OF CONNECTICUT     )
                                       ) ss: HartfordOctober__, 1994
              COUNTY OF HARTFORD       )

            Personally appeared,_______________, the _______________ of The
      Hartford Steam Company, signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of The Hartford Steam Company.


                                        __________________________________
                                               Notary Public
                                           Commissioner of the Superior Court

              STATE OF CONNECTICUT     )
                                       ) ss: HartfordOctober__, 1994
              COUNTY OF HARTFORD       )

            Personally appeared,_______________, the _______________ of Shawmut
      Bank Connecticut, N.A., signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of Shawmut Bank Connecticut, N.A.


                                             __________________________________
                                               Notary Public
                                            Commissioner of the Superior Court

                                                                     EXHIBIT I



                                                              October__, 1994


              To:   Shawmut Bank Connecticut, N.A.
                    One Federal Street
                    Boston, Massachusetts 02110

              Gentlemen:

            To induce Shawmut Bank Connecticut, N.A. (formerly The Connecticut National Bank, the "Bank") to lend up to Ten Million Dollars ($10,000,000) to our subsidiary, The Hartford Steam Company (the "Company"), pursuant to a Loan Agreement with the Bank dated as of March 1, 1983, as amended by four separate Amendment Agreements dated as of March 15, 1985, June 15, 1986, August 15, 1986, and August 15, 1989, and as amended and restated by an Amended and Restated Loan Agreement dated as of March 1, 1983, and as amended by the Amendment to Amended and Restated Loan Agreement dated as of September 28, 1994, and as amended and restated on the date hereof by a Second Amended and Restated Loan Agreement dated as of the date hereof (as amended and restated from time to time, the "Loan Agreement"), Connecticut Natural Gas Corporation ("CNG") hereby agrees as follows:

            1. CORPORATE EXISTENCE. CNG will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises necessary to maintain the business and operations of the Company on an ongoing basis, PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent a merger or consolidation permitted by Section
      5.4 of the Loan Agreement.

            2. OWNERSHIP. CNG will not sell, liquidate or otherwise dispose of all or any part of its ownership interest in the capital stock of the Company, PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent a merger or consolidation permitted by Section 5.4 of the Loan Agreement.

            3. COVENANTS. CNG will cause the Company to be in compliance with the financial covenants set forth in the Loan Agreement. In any event, CNG will not permit the Company's ratio of EBIT to Interest Expense to be less than 1.20:1 on a consolidated basis for any twelve-month period ending on the last day of any fiscal quarter of the Company. CNG will take all action necessary in order for the Company to comply at all times with the financial covenants set forth herein and in the Loan Agreement.

            4. FURTHER ASSURANCE. CNG will use its best efforts to cause the Company to pay all indebtedness at any time owed, and perform its obligations, to the Bank.

            5. DEFINED TERMS. For purposes of this Agreement, the term "Company" shall be deemed to include the successor corporation into which The Hartford Steam Company may be merged pursuant to a merger or consolidation permitted by Section 5.4 of the Loan Agreement, and the term "CNG" shall be deemed to include any successor corporation into which Connecticut Natural Gas Corporation may be merged or with which it may be consolidated.

                                                        CONNECTICUT NATURAL GAS
                                                        CORPORATION


                                                      By _______________________
                                                           Its

                                                                      EXHIBIT J


                               SECOND AMENDMENT TO COLLATERAL ASSIGNMENT
                                         OF LEASES AND RENTALS


            THIS SECOND AMENDMENT AGREEMENT (this "Agreement"), dated as of October 28, 1994, by and between ENERGY NETWORKS, INC., (the "Assignor"), a Connecticut corporation, and SHAWMUT BANK CONNECTICUT, N.A. (formerly The Connecticut National Bank, the "Assignee"), a national banking association.

            WHEREAS, the Assignor and Assignee entered into a certain Collateral Assignment of Leases and Rentals, dated as of March 1, 1989, as amended by Amendment to Collateral Assignment of Leases and Rentals, dated as of January 9, 1990 (the "Assignment"); and

            WHEREAS, the Assignment originally secured a loan in the principal amount of $18,500,000 from the Assignee to The Hartford Steam Company (the "Company") made pursuant to a certain Loan Agreement between the Assignee and the Company dated as of March 1, 1983, as amended; and

            WHEREAS, the Company and the Assignee have entered into a Second Amended and Restated Loan Agreement (the "Amended Agreement"), amending and restating said Loan Agreement, as amended, to, among other things, decrease the amount of the loans which may be outstanding thereunder to $10,000,000 and to extend the Bank's Commitment to make revolving loans thereunder to September 29, 1997; and

            WHEREAS, to induce Assignee to enter into the Amended Agreement, Assignor has agreed to enter this Agreement to reflect said Amended Agreement;

            NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, the Assignor and the Assignee hereby agree as follows:

            1.  Amendment to the Assignment.
                ---------------------------

            (a) The third paragraph of the Assignment is hereby amended to read in its entirety as follows:
                  "This Assignment is made (i) as an inducement to Assignee to consent to the transfer of a portion of the Premises to Assignor from The Hartford
                  Steam Company ("HSC"), (ii) as an inducement to Assignee to release a portion of the Premises from the lien of an Open-End Mortgage and Security
                  Agreement from HSC to Assignee dated as of March

                          23, 1983 and recorded in the Hartford Land Records in Volume 2047, Page 228, as modified by Amendments dated as of March 15, 1986 and recorded in Volume 2398, Page 184, dated as of June 15, 1986 and recorded in Volume 2433, Page 327, dated as of August 29, 1986 and recorded in Volume 2463, Page 272, dated as of March 1, 1989 and recorded in Volume 2916, Page 15, dated as of August 15, 1989 and recorded in Volume 2974, Page 39, dated as of January 9, 1990 and recorded in Volume 3025, Page 240, and dated as of the date hereof and recorded herewith (the "HSC Mortgage"), (iii) as an inducement to Assignee to accept in partial substitution for the HSC Mortgage an Open-End Mortgage and Security Agreement from Assignor dated as of March 1, 1989 and recorded in the Hartford Land Records in Volume 2916, Page 24, as modified by Amendments dated as of August 15, 1989 and recorded in Volume 2974, Page 33, dated as of January 9, 1990 and recorded in Volume 3025, Page 246, and dated as of the date hereof and recorded herewith (the "Mortgage"), (iv) as an inducement to the Assignee to extend the Bank's Commitment to make revolving loans to September 29, 1997, and
                          (v) for the purpose of further securing the obligations of Assignor under the Mortgage and the obligations of HSC under the HSC Mortgage, the Amended And Restated Loan Agreement of even date herewith (the "Loan Agreement") and the related Promissory Note (the "Note") of even date herewith in the principal amount of $10,000,000.

                    2.  Assignment Not Otherwise Affected.
                        ---------------------------------
      Except and to the extent provided for herein, the Assignment shall remain unchanged and in full force and effect.

                    3.  Defined Terms.
                        -------------
      All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Assignment.

                    4.  Other Signatories.
                        -----------------
      By their signatures below, O'Brien (Hartford) Cogeneration Limited Partnership, The Sumitomo Bank, Limited, Los Angeles Branch, and The Connecticut Light and Power Company hereby consent to this amendment.

            IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Amendment Agreement as of the day first set forth above.

              Signed, sealed and delivered           ENERGY NETWORKS, INC.
              in the presence of:


            ____________________________           By _______________________
                                                       Its

                                                 SHAWMUT BANK CONNECTICUT, N.A.


          __________________________              By___________________________
                                                       Its

              STATE OF CONNECTICUT     )
                                       ) ss: Hartford     October __, 1994
              COUNTY OF HARTFORD       )

            Personally appeared,_______________, the _______________ of ENERGY
      NETWORKS, INC., signer of the foregoing instrument, who acknowledged the same to be his/her free act and deed as such officer and the free act and deed of Energy Networks, Inc., before me.


                                             __________________________________
                                              Notary Public
                                            Commission of the Superior Court




              STATE OF CONNECTICUT     )
                                       ) ss: Hartford     October ___, 1994
              COUNTY OF HARTFORD       )

           Personally appeared, __________________, a Vice President of SHAWMUT BANK CONNECTICUT, N.A., signer of the foregoing instrument, who acknowledged the same to be his free act and deed as such officer and the free act and deed of Shawmut Bank Connecticut, N.A., before me


                                             __________________________________
                                               Notary Public
                                            Commission of the Superior Court